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One South Church Avenue
Tucson, Arizona 85701

April 3, 2006

James S. Pignatelli	(520) 571-4000
Chairman of the Board

Dear Shareholders:

You are cordially invited to attend the UniSource Energy Corporation 2006 Annual Shareholders’ Meeting to be held on Friday, May 5, 2006, at the Doubletree Hotel, 445 S. Alvernon Way, Tucson, Arizona. The meeting will begin promptly at 10:00 a.m., Mountain Standard Time, so please plan to arrive earlier. No admission tickets will be required for attendance at the meeting.

Directors and officers will be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and we will consider the matters explained in the enclosed Proxy Statement.

We have enclosed a proxy card that lists all matters that require your vote. Please complete, sign, date and mail the proxy card as soon as possible, whether or not you plan to attend the meeting. You may also vote by telephone or the Internet, as explained on the enclosed proxy card. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy at that time.

Your interest in and continued support of UniSource Energy Corporation are much appreciated.

Sincerely,

UNISOURCE ENERGY CORPORATION

/s/ James S. Pignatelli

James S. Pignatelli
Chairman of the Board, President and
Chief Executive Officer

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NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Holders of Common Stock of
UniSource Energy Corporation

We will hold the 2006 Annual Shareholders’ Meeting (“Meeting”) of UniSource Energy Corporation at the Doubletree Hotel, 445 S. Alvernon Way, Tucson, Arizona, on May 5, 2006, at 10:00 a.m., Mountain Standard Time (“MST”). The purpose of the Meeting is to:

1.	elect 12 directors to our Board of Directors for the ensuing year;

2.	approve the UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan; and

3.	consider any other matters which properly come before the Meeting.

Only shareholders of record at the close of business on March 21, 2006, are entitled to vote at the Meeting.

We have enclosed our 2005 Annual Report, including audited financial statements, and the Proxy Statement with this notice. Proxy soliciting material is first being sent or given to shareholders on or about April 3, 2006. Your proxy is being solicited by our Board of Directors.

Please complete, sign, date and mail the enclosed proxy card as soon as possible, or vote by telephone or the Internet, as explained on the enclosed proxy card.

/s/ Catherine A. Nichols

Catherine A. Nichols
Corporate Secretary

Dated: April 3, 2006

YOUR VOTE IS IMPORTANT

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE ENCLOSED PROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

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UNISOURCE ENERGY CORPORATION

One South Church Avenue
Tucson, Arizona 85701

ANNUAL SHAREHOLDERS’ MEETING
PROXY STATEMENT

Annual Meeting	May 5, 2006 10:00 a.m., MST	Doubletree Hotel 445 S. Alvernon Way Tucson, Arizona 85711
Record Date
The record date is March 21, 2006 (“Record Date”). If you were a shareholder of record at the close of business on the Record Date, you may vote at the 2006 Annual Shareholders’ Meeting (“Meeting”) of UniSource Energy Corporation (“UniSource Energy” as well as references to “we,” “our” and “us”). At the close of business on the Record Date, we had 35,064,953 shares of common stock outstanding.

Agenda
1.   Proposal One: Elect 12 directors to our Board of Directors ("Board") for the ensuing year.

2.   Proposal Two: Approve the UniSource Energy Corporation 2006 Omnibus Stock and
      Incentive Plan.

3.  Consider any other matters which properly come before the Meeting and any adjournments.

Independent Auditors	Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from our shareholders.
Proxies We will follow your voting instructions. If none, we will vote signed proxies “for” the nominees.
A form of proxy for execution by shareholders is enclosed. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “for” the Board’s nominees. The Board or proxy holders will use their discretion on other matters that properly come before the Meeting. If a nominee cannot or will not serve as a director, the Board or the persons designated as proxies will vote for a person who they believe will carry on our present policies.

Proxies Solicited by	The Board.
First Mailing Date	We anticipate first mailing this Proxy Statement along with the proxy card on or about April 3, 2006.
Revoking Your Proxy	You may revoke your proxy before it is voted at the Meeting. To revoke, follow the procedures listed on page 3 under “Voting Procedures/Revoking Your Proxy.”
Comments We welcome your comments. The proxy card has room for them.
Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

PLEASE VOTE - YOUR VOTE IS IMPORTANT
Prompt return of your proxy will help reduce the costs of re-solicitation.

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*	We expect to vote on this item at the Meeting.
**
The Compensation Committee Report and the Performance Graph will not be incorporated by reference into any present or future filings we make with the Securities and Exchange Commission (“SEC”), even if those reports incorporate all or any part of this Proxy Statement.

VOTING PROCEDURES/REVOKING YOUR PROXY

You can vote by telephone, the Internet, mail or in person. We encourage you to vote by telephone or the Internet to help us save money.
You can vote your shares by telephone, the Internet, mail or in person at the Meeting. Your proxy card contains instructions for voting by telephone or the Internet, which are the least expensive and fastest methods of voting. To vote by mail, complete, sign and date your proxy card, or your broker’s voting instruction card if your shares are held by your broker, and return it in the enclosed return envelope.

Under Arizona law, a majority of the shares entitled to vote on any single matter which may be brought before the Meeting will constitute a quorum. Business may be conducted once a quorum is represented at the Meeting. Except as otherwise specified by law or in our Articles of Incorporation or Bylaws, if a quorum exists, action on a matter other than the election of directors will be deemed approved if the votes cast in favor of the matter exceed votes cast against it.

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Proposal Two must be approved by a majority of shareholders voting.
Thus, if a quorum exists, Proposal Two must be approved by a majority of the shareholders who actually vote. Any broker “non-votes” with respect to Proposal Two will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as shares represented and voting on the proposal. In contrast, proxies voted “abstain” will have the same legal effect as shares voted against the proposal.

Directors are elected by a plurality of votes.
Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Withheld votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.

You may cumulate your votes for directors.
In the election of directors, each shareholder has the right to cumulate his votes by casting a total number of votes equal to the number of his shares of common stock multiplied by the number of directors to be elected. He may cast all of such votes for one nominee or distribute such votes among two or more nominees. For any other matter that may properly come before the Meeting, each share of common stock will be entitled to one vote.

You can revoke your proxy after sending it in by following these procedures.
Any shareholder giving a proxy has a right to revoke that proxy by giving notice to UniSource Energy in writing directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 2030, Tucson, Arizona 85701, or in person at the Meeting at any time before the proxy is exercised. Those who fail to return a proxy or fail to attend the Meeting will not count towards determining any required plurality, majority or quorum.

The shares represented by an executed proxy will be voted for the election of directors or withheld in accordance with the specifications in the proxy. If no specification is made in an executed proxy, the proxy will be voted in favor of the nominees as set forth herein.

Proxy Solicitation
We will bear the entire cost of the solicitation of proxies. Solicitations will be made primarily by mail. Additional solicitation of brokers, banks, nominees and institutional investors may be made pursuant to a special engagement of DF King & Co., Inc., at a cost of approximately $10,000 plus reasonable out-of-pocket expenses. Solicitations may also be made by telephone, facsimile or personal interview, if necessary, to obtain reasonable representation of shareholders at the Meeting. Our employees may solicit proxies but they will not receive additional compensation for such services. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such stock or request authority for the execution of the proxies. We will reimburse brokers and other persons for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

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UNISOURCE ENERGY SHARE OWNERSHIP

Security Ownership of Management
The following table sets forth the number and percentage of shares beneficially owned as of the Record Date and the nature of such ownership by each of our directors (all of which are nominees), our Chief Executive Officer and (as of December 31, 2005) our four other most highly compensated executive officers (the “Named Executives”) and all directors and officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC rules.

Title of Class	Name and Title of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Common	James S. Pignatelli Chairman, President and Chief Executive Officer	738,733 (3)	2.1%
Common	Lawrence J. Aldrich Director	12,270 (4)	*
Common	Larry W. Bickle Director	18,210 (5)	*
Common	Elizabeth T. Bilby Director	13,463 (6)	*
Common	Harold W. Burlingame Director	14,463 (5)	*
Common	John L. Carter Director	25,017 (7)	*
Common	Robert A. Elliott Director	3,009 (8)	*
Common	Daniel W.L. Fessler Director	13,580 (5)	*
Common	Kenneth Handy Director	7,763 (9)	*
Common	Warren Y. Jobe Director	7,671 (9)	*
Common	Steven J. Glaser Senior Vice President and Chief Operating Officer, Transmission and Distribution	71,600 (10)	*
Common	Dennis R. Nelson Senior Vice President, Utility Services	180,660 (11)	*

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Title of Class	Name and Title of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Common	Kevin P. Larson Senior Vice President, Chief Financial Officer and Treasurer	121,312 (12)	*
Common	Michael J. DeConcini Senior Vice President and Chief Operating Officer, Energy Supply	145,008 (13)	*
Common	All directors and executive officers as a group	1,736,192 (14)	5%
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*	Represents less than 1% of the outstanding common stock of UniSource Energy.
(1)
Mr. Joaquin Ruiz and Ms. Barbara Baumann were appointed to fill vacancies on the Board of UniSource Energy effective September 1, 2005. As of March 21, 2006, neither Mr. Ruiz nor Ms. Baumann owned shares of UniSource Energy stock.

(2)	Amounts include the following:
•
Any shares held in the name of the spouse, minor children or other relatives sharing the home of the director or officer. Except as otherwise indicated below, the directors and officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

•	Shares subject to options exercisable within 60 days, based on information from E*Trade, UniSource Energy’s stock option plan administrator.
•	Equivalent share amounts allocated to the individuals’ 401(k) Plan which, since June 1, 1998, has included a UniSource Energy Stock Fund investment option.
(3)	Includes 698,881 shares subject to options exercisable within 60 days, and 16,894 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2005.
(4)	Includes 8,358 shares subject to options exercisable within 60 days.
(5)	Includes 11,558 shares subject to options exercisable within 60 days.
(6)	Includes 12,758 shares subject to options exercisable within 60 days.
(7)	Includes 13,958 shares subject to options exercisable within 60 days.
(8)	Includes 1,196 shares subject to options exercisable within 60 days.
(9)	Includes 6,358 shares subject to options exercisable within 60 days.
(10)	Includes 2,914 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2005.
(11)	Includes 163,952 shares subject to options exercisable within 60 days, and 8,626 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2005.
(12)	Includes 90,483 shares subject to options exercisable within 60 days, and 2,394 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2005.
(13)	Includes 135,008 shares subject to options exercisable within 60 days, and 5,030 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2005.
(14)	Includes 1,408,849 shares subject to options exercisable within 60 days, and 41,459 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2005.

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Security Ownership of Certain Beneficial Owners
As of March 21, 2006, based on information reported in filings made by the following persons with the SEC or information otherwise known to us, the following persons were known or reasonably believed to be, as more fully described below, the beneficial owners of more than 5% of our common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,436,717 (1)	9.8%
Common	SAB Capital Advisors, LLC 712 5th Avenue, 42nd Floor New York, NY 10019	2,071,800 (2)	6.0%
Common	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	1,836,065 (3)	5.3%
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(1)
In a statement (Schedule 13G) filed with the SEC on February 14, 2006, T. Rowe Price Associates, Inc. (“Price Associates”) indicated it has sole voting power over 425,200 shares and sole dispositive power over 3,436,717 shares of our common stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
In a statement (Schedule 13G) filed with the SEC on February 14, 2006, SAB Capital Advisors, LLC indicated it has shared voting and shared dispositive power over 2,071,800 shares of our common stock. The filing indicated that the 2,071,800 shares are owned by SAB Capital Partners, L.P. (1,008,423 shares), SAB Capital Partners II, L.P. (18,802 shares) and SAB Overseas Master Fund, L.P. (1,044,575 shares).

(3)
In a statement (Schedule 13G) filed with the SEC on January 31, 2006, Barclays Global Investors, NA indicated that it has sole voting power over 1,683,978 shares of our common stock and sole dispositive power over 1,836,065 shares of our common stock. The filing indicated that the 1,836,065 shares are owned by Barclays Global Investors, NA (676,339 shares) and Barclays Global Fund Advisors (1,159,726 shares).

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the SEC require our executive officers, directors and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). SEC regulations require these persons to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely upon a review of the copies of the reports received by us and on written representations of our directors and officers, we believe that, during fiscal year 2005, except as described below, all filing requirements applicable to executive officers and directors were complied with in a timely manner. Forms 4 reporting purchases and dividend equivalents credited under the UniSource Energy Corporation Management and Director’s Deferred Compensation Plan, as applicable on November 25, 2005 and again on December 9, 2005, for non-employee directors Ms. Bilby and Mr. Handy were filed late. A Form 4 reporting a September 14, 2005 stock option exercise by Ms. Bilby, a non-employee director, was filed late.

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PROPOSAL ONE: ELECTION OF DIRECTORS

General We will elect 12 directors this year.
At the Meeting, our shareholders of record will elect 12 directors to serve on our Board for the ensuing year and until their successors are elected and qualified. The shares represented by executed proxies in the form enclosed, unless withheld, will be voted for the 12 nominees listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees. All of the current nominees are present members of the Board. All of the nominees have consented to serve if elected. If any nominee becomes unavailable for any reason, or a vacancy should occur before the election, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

BOARD NOMINEES
James S. Pignatelli
Chairman of the Board, President and Chief Executive Officer of UniSource Energy since July 1998; Chairman of the Board of Directors, President and Chief Executive Officer of TEP, the principal subsidiary of UniSource Energy, since July 1998; Chairman of the Board of Directors, President and Chief Executive Officer of Millennium Energy Holdings, Inc. (“Millennium”), a wholly owned subsidiary of UniSource Energy, since 1997; Director of UniSource Energy Services, Inc. (“UES”), a wholly owned subsidiary of UniSource Energy, since 2003. Board member since 1998. Age 62.

Lawrence J. Aldrich (4)(5)
Chief Operating Officer of The Critical Path Institute since January 2006; General Partner of Valley Ventures, LP from September 2002 to December 2005; Managing Director and Founder of Tucson Ventures, LLC, from February 2000 to September 2002; Director of TEP and Millennium since 2000; Director of UES since 2004; Board member since 2000. Age 53.

Barbara M. Baumann (1)(2)(4)
President and Owner of Cross Creek Energy Corporation since 2003; Executive Vice President of Associated Energy Managers, LLC from 2000 to 2003; Board member of St. Mary Land & Exploration since 2002; Director of TEP since 2005. Board member since 2005. Age 50.

Larry W. Bickle (4)(5)
Director of St. Mary Land and Exploration since 1995; Executive in Residence for Haddington Ventures, LLC, an investment company (“Haddington”), since January 2006; Managing Director of Haddington from 1997 to 2005; Director of Millennium since 1998; Director of UES since 2004; Board member since 1998. Age 60.

Elizabeth T. Bilby (4)(5)
Retired President of Gourmet Products, Inc., an agricultural product marketing company; retired Director of Marketing of Green Valley Pecans; Director of TEP since 1995; Director of Millennium from 1998 to 2003; Director of UES since 2004. Board member since 1995. Age 66.

Harold W. Burlingame (1)(2)(3)
Retired Executive Vice President of AT&T Wireless Services; Senior Executive Advisor for AT&T Wireless (now Cingular Wireless Services) from 2001 to 2004; Member of the AT&T Foundation from November 1986 to December 2002; Chairman of ORC Worldwide since December 2004; Director of TEP since 1998. Board member since 1998. Age 65.

John L. Carter (1)(2)(3)(4)
Retired as Executive Vice President and Chief Financial Officer of Burr Brown Corporation in 1996; Director of TEP since 1996; Director of Millennium since 1998; Director of UES since 2004; Responsible Director of Global Solar Energy, Inc. (“GSE”) since 2004; UniSource Energy Lead Director since 2005. Board member since 1996. Age 71.

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Robert A. Elliott (1)(2)(3)(5)
President and owner of The Elliott Accounting Group since 1983; Director and Corporate Secretary of Southern Arizona Community Bank since 1998; Television Analyst/Pre-game Show Co-host for Fox Sports Arizona since 1999; Chairman of the Board of Tucson Metropolitan Chamber of Commerce from 2002 to 2003; Treasurer of Tucson Urban League from 2002 to 2003; Chairman of the Board of Tucson Urban League from 2003 to 2004; Chairman of the Board of the Tucson Airport Authority since 2006; Director of TEP since May 2003. Board member since 2003. Age 50.

Daniel W.L. Fessler (2)(3)
Of Counsel to the law firm of Holland & Knight LLP since 2003; Partner in the law firm of LeBoeuf, Lamb, Greene & MacRae LLP from 1997 to 2003; previously served on the UniSource Energy and TEP Boards from 1998 to 2003; Managing Principal of Clear Energy Solutions, LLC since December 2004; Director of TEP since 2005. Board member since 2005. Age 64.

Kenneth Handy (1)(2)(3)
Retired CPA; former financial executive with Kaiser Permanente Medical Care Program, Oakland, California; Director of Millennium from 2001 to 2003; Director of TEP since 2001; Lead Director of UES since 2004. Board member since 2001. Age 67.

Warren Y. Jobe (1)(2)(4)
Certified Public Accountant (licensed, but not practicing); Senior Vice President of Southern Company from 1998 to 2001; Director of WellPoint Health Networks, Inc. from 2001 to December 2004; Director of WellPoint, Inc. since December 2004; Director of HomeBanc Corporation since 2004; Trustee of STI Classic Funds since 2004; Director of TEP since 2001; Director of Millennium from 2001 to 2003; Board member since 2001. Age 65.

Joaquin Ruiz (4)(5)
Professor of Geosciences, University of Arizona since 1983; Associate Editor, “Geology,” Geological Society of America from 2000 to 2002; Dean, College of Science, University of Arizona since 2000; Chair, Search Committee for the Dean of College of Education, University of Arizona from 2002 to 2003; Member of Board of Natural Resources of the National Research Council from 2002 to 2005; Member, Human Resources Committee, American Geological Institute from 2000 to 2005; Member, Governing Board, Instituto Nacional de Astronomia, Optica y Electronica, Mexico since 2003; Board Member, Center to Improve Diversity in Earth Systems Sciences, Inc. since 2003; Member of Board of Earth Sciences, National Research Council of the National Academy of Sciences 2005 to 2007; Associate Editor “American Journal of Science” from 2005 to 2008, Associate Editor, American Presidents Advisory Board of Research Corporation since 2005; TEP Board Member since 2005; UES Board member since 2005. Board Member since 2005. Age 54.

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(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Corporate Governance and Nominating Committee.
(4) Member of the Finance Committee.
(5) Member of the Environmental, Safety and Security Committee.

The Board recommends that you vote “FOR” these nominees.

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PROPOSAL TWO: APPROVAL OF UNISOURCE ENERGY CORPORATION
2006 OMNIBUS STOCK AND INCENTIVE PLAN
General
Shareholders are being asked to approve the adoption of the UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan (the “Omnibus Plan”). The Board believes that the Omnibus Plan is in the best interests of UniSource Energy because of the continuing need to provide certain present and future employees, directors and consultants with stock-based incentives and other equity interests in UniSource Energy, thereby giving them a stake in the growth and prosperity of UniSource Energy and encouraging their continued service with UniSource Energy or its subsidiaries. The Board adopted the Omnibus Plan on February 10, 2006 (and subsequently revised and restated the Omnibus Plan document by action without a meeting), to be effective January 1, 2006, subject to the approval of the shareholders of UniSource Energy.

The Omnibus Plan supersedes and replaces the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan (the “1994 Incentive Plan”), which has expired in accordance with its terms. The Omnibus Plan will also supersede and replace the UniSource Energy Corporation 1994 Outside Directors Stock Option Plan (the “1994 Directors Plan”). On March 30, 2006, the Compensation Committee of the Board of Directors of UniSource Energy terminated the 1994 Directors Plan effective January 1, 2006, contingent upon shareholder approval of the Omnibus Plan. The Committee further resolved that no awards will be issued under the 1994 Directors Plan after December 31, 2005 (unless and until the shareholders decline to approve the Omnibus Plan). Both the 1994 Incentive Plan and the 1994 Directors Plan remain nominally in effect with respect to currently outstanding awards. Upon shareholder approval of the Omnibus Plan, no shares available to be issued under the 1994 Directors Plan at the time of its termination will be available for awards under the Omnibus Plan, except as described below with respect to awards that are forfeited, terminate, are canceled or expire.

Below is a summary of the principal provisions of the Omnibus Plan. This summary is qualified in its entirety by the detailed provisions of the Omnibus Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of the Omnibus Plan
Purpose. The purpose of the Omnibus Plan is to promote the long-term growth and profitability of UniSource Energy by providing certain present and future employees, directors and consultants with stock-based incentives and other equity interests in UniSource Energy, thereby giving them a stake in the growth and prosperity of UniSource Energy and encouraging their continued service with UniSource Energy or its subsidiaries. The Omnibus Plan may be used to grant compensation awards that qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), but the Omnibus Plan may also be used to grant awards that do not qualify for that exemption.

Administration. The Omnibus Plan is administered by a committee (the “Committee”) appointed by the Board of Directors of UniSource Energy and consisting of at least two persons who are “non-employee directors” of UniSource Energy within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, “outside directors” for purposes of Code Section 162(m), and “independent directors” as described in the NYSE’s Listed Company Manual. The Omnibus Plan

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Is currently administered by the Compensation Committee of UniSource Energy’s Board of Directors. However, the Board of Directors performs the functions of the Committee for purposes of granting awards to non-employee directors.

The Committee is authorized to interpret the Omnibus Plan and any award agreement issued under the Omnibus Plan, the 1994 Incentive Plan and the 1994 Directors Plan; to prescribe, amend, and rescind rules and regulations relating to the Omnibus Plan; and to make all other determinations necessary or advisable for the administration of the Omnibus Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee has the authority, subject to the express provisions of the Omnibus Plan, in its discretion, (i) to determine the employees, directors and consultants to whom awards shall be granted; (ii) to determine the times when awards shall be granted, the size and type of awards, the purchase price or exercise price of awards, the period(s) during which such awards will be exercisable, and any other terms, restrictions and conditions applicable to awards (which need not be identical among participants); (iii) to amend or modify any outstanding awards under the Omnibus Plan, the 1994 Incentive Plan and the 1994 Directors Plan, to the extent permitted by the respective Plan; and (iv) to prescribe, amend and rescind such rules and regulations as may be necessary or appropriate to permit the participation of participants in foreign jurisdictions.

The Omnibus Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the Code.

Awards Available. The shares to be delivered under the Omnibus Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose. A total of 2,250,000 shares will be authorized for issuance or for use for reference purposes under the Plan (the “overall limit”). Any shares issued or used for reference purposes in connection with awards other than options and stock appreciation rights (“SARs”) are counted against the overall share limit as three shares for every one share issued in connection with such award or by which the award is valued by reference; and any shares issued or used for reference purposes in connection with awards of options and SARs are counted against the overall share limit as one share for every one share issued in connection with such award or by which the award is valued by reference.

As of January 1, 2006, there were outstanding options for 1,389,423 shares under the 1994 Incentive Plan, and 97,618 shares under the 1994 Directors Plan, which may be summarized (in the aggregate) as follows:

	Number of Option Shares	Weighted Average Exercise Price ($)	Weighted Remaining Average Term
Options with Dividend Equivalent Rights (“DERs”)	357,666	18.15120	6.01
Options without DERs	1,179,375	16.32385	4.65
Total	1,537,041

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In addition, there were 226,667 restricted shares or stock unit awards (including restricted awards issued pursuant to DERs) outstanding as of January 1, 2006. On September 15, 2005, the Compensation Committee awarded a non-qualified stock option with respect to 50,000 shares of common stock of UniSource Energy, which is included in the total number of options set forth in the above table, as a material inducement in the hiring of a Senior Vice President of UniSource Energy.

Awards outstanding under the 1994 Incentive Plan or the 1994 Directors Plan as of January 1, 2006 will be satisfied from shares previously authorized under the 1994 Incentive Plan or the 1994 Directors Plan, as applicable, and will not count against the shares authorized for issuance under the Omnibus Plan. No shares available to be issued under the 1994 Directors Plan at the time of its termination will be available for awards under the Omnibus Plan, except as provided in the following paragraph.

If any awards granted under this Omnibus Plan, or under the 1994 Incentive Plan or the 1994 Directors Plan and outstanding on January 1, 2006, shall be forfeited, terminate, be canceled or expire, the number of shares subject to such award will become available for grant under the Omnibus Plan. However, in the case of awards other than options and SARs, three shares will be available for grant under the Omnibus Plan for every one share issued in connection with such award or by which the award was valued by reference. In addition, if shares are not delivered pursuant to a stock unit, performance unit or SAR award that is not related to an option, because the award is paid in cash, such shares are not treated as having been delivered for purposes of determining the overall limit on shares available under the Omnibus Plan. However, shares tendered or withheld for payment of an option exercise price or for tax withholding, and shares not issued upon settlement of an SAR in stock, will not increase the overall limit.

The Omnibus Plan restricts the number of options, SARs or other awards that may be granted to any one participant during any 36-month period to a maximum of 750,000 shares. In addition, no participant may be granted a cash award in settlement of performance units in excess of $2,000,000 in any 12-month period.

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, spin-off or similar event, an adjustment will be made in the number and class of shares available for awards, and the number and class of and/or price of shares subject to outstanding awards granted under the Omnibus Plan, as the Committee deems appropriate and equitable to prevent either the dilution or enlargement of rights.

If UniSource Energy or a subsidiary acquires a corporate entity which also maintains an equity compensation plan with outstanding stock-based awards, the Committee may, in its discretion, make awards under this Omnibus Plan to assume, substitute or convert such outstanding awards as the Committee deems appropriate, to prevent the dilution or enlargement of rights. Shares used in connection with an award granted in substitution for an award outstanding under an acquired plan are not counted against the overall limit on shares reserved under the Omnibus Plan. Any shares authorized and available for issuance under

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the acquired plan will, subject to appropriate adjustment, be available for use in making awards under the Omnibus Plan with respect to persons eligible under such acquired plan, consistent with Rule 303A(8) of the NYSE Listed Company Manual.

Types of Awards. Each award under the Omnibus Plan, and each right under any award, may be exercised during the participant’s lifetime only by the participant or, if the participant has become disabled or died, by the participant’s guardian or legal representative. Generally, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or by the laws of descent and distribution. However, the Committee may, in its sole discretion upon application of a participant, permit the transfer of an option or SAR to a family member or family trust or partnership, or to a charitable organization, provided that no value or consideration is received by the participant with respect to such transfer.

The following awards may be granted under the Omnibus Plan: non-qualified stock options, incentive stock options (“ISOs”), SARs, restricted stock and/or stock units, and performance units and/or performance shares. No dividend or voting rights are accorded to participants with respect to options or SARs under the Omnibus Plan.

Stock Options. A stock option granted under the Omnibus Plan provides a participant the right to purchase, subject to the terms of the award agreement, a stated number of shares of common stock of UniSource Energy, at a price specified in the award agreement (the “exercise price”), for a specified period of time (the “option term”). The Committee determines and designates those persons to whom option awards are granted and also determines the exercise price, the option term, the vesting period, the ability of the participant to exercise the option upon termination of employment, and the other terms, provisions, limitations and performance requirements, provided they are not inconsistent with the Omnibus Plan.

Under the terms of the Omnibus Plan, the exercise price for an option share may not be less than the fair market value of a share of common stock of UniSource Energy on the date of grant, except in the case of options that are issued as replacement awards in connection with the acquisition by UniSource Energy of a corporate entity which maintains an equity plan with outstanding option awards. An option may not be exercisable prior to the first anniversary of grant, except in the case of death, disability or a change in control of UniSource Energy. The option term of any option issued under the Omnibus Plan may not exceed ten years from the date of grant. However, in the case of a participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of UniSource Energy or any subsidiary, the exercise price of an ISO must be at least 110% of the fair market value of stock on the ISO’s grant date and the ISO cannot be exercisable after the fifth anniversary of the grant date. All other terms and conditions of the options are determined by the Committee, subject to the terms and conditions of the Omnibus Plan, and set forth in the applicable award agreement. However, except as discussed above with respect to adjustments in capitalization or other corporate transactions, an option may not be modified to reduce the exercise price after the option has been

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granted, and may not be surrendered or exchanged for a new option having a lower exercise price, or for cash or other awards, without shareholder approval.

Upon exercise of an option, the participant must pay the full exercise price for all shares with respect to which the option is exercised, either (i) in cash, (ii) by delivery of shares of common stock of UniSource Energy valued at its fair market value on the date of exercise, or (iii) by a combination of (i) and (ii), at the discretion of the Committee. The Committee, in its sole discretion, may also permit payment to be made by having shares withheld from the common stock to be delivered upon exercise, or by such other method as the Committee shall permit. The proceeds from the payment of option exercise prices are added to the general funds of UniSource Energy.

SARs. An SAR provides the participant the right to receive an amount equal to the excess of the fair market value of a share of common stock of UniSource Energy on the date of exercise of the SAR over the grant price of the SAR, multiplied by the number of shares with respect to which the SAR is exercised. The Committee determines and designates those persons to whom SAR awards are granted and also determines the exercise price, the SAR term, the vesting period, the ability of the participant to exercise the SAR upon termination of employment, and the other terms, provisions, limitation and performance requirements, provided they are not inconsistent with the Omnibus Plan. SARs may be granted in tandem with another award or freestanding and unrelated to another award.

Under the terms of the Omnibus Plan, the grant price for an SAR may not be less than the fair market value of a share of common stock of UniSource Energy on the date of grant, except in the case of SARs that are issued as replacement awards in connection with the acquisition by UniSource Energy of a corporate entity which maintains an equity plan with outstanding SAR awards. An SAR may not be exercisable prior to the first anniversary of grant, except in the case of death, disability or a change in control of UniSource Energy. The term of an SAR may not exceed ten years. Additional restrictions apply to SARs issued in tandem with ISOs. Except as otherwise determined by the Committee and provided in the award agreement, payment for SARs may be made in cash or stock, or deferred cash or stock, or in a combination thereof. All other terms and conditions of SARs are determined by the Committee, subject to the terms and conditions of the Omnibus Plan, and set forth in the applicable award agreement. However, except as discussed above with respect to adjustments in capitalization or other corporate transactions, an SAR may not be modified to reduce the exercise price after the SAR has been granted, and may not be surrendered or exchanged for a new SAR having a lower exercise price, cash or other awards, without shareholder approval.

Restricted Stock and Stock Units. Subject to the other applicable provisions of the Omnibus Plan, the Committee may grant awards of restricted stock and/or stock units to participants in such number and upon such terms and conditions as determined by the Committee in its sole discretion. Restricted stock is common stock of UniSource Energy that is subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

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A stock unit means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of common stock of UniSource Energy.

Conditions and restrictions on restricted stock and stock units may include, without limitation, a requirement that participants pay a stipulated purchase price per share of restricted stock, restrictions based upon the achievement of specific performance goals as described below, time-based restrictions on vesting, sales restrictions under applicable shareholder agreements or similar agreements, and restrictions under applicable Federal or state securities laws. Under the Omnibus Plan, the period of restriction for restricted stock and stock units may not be less than three years, but incremental amounts of restricted stock and stock units may be released from restriction during that period in accordance with the provisions of the award agreement. The period of restriction for awards of restricted stock and stock units to newly hired employees who receive awards to replace awards forfeited from a prior employer may not be less than one year.

Stock unit awards may be paid in common stock, in cash, or in a combination of common stock and cash, as determined in the sole discretion of the Committee. Unless the Committee determines otherwise, shares of restricted stock (but not stock units) will have full voting rights and will be credited with regular cash dividends during the period of restriction.

Performance Units and Performance Shares. Subject to the other applicable provisions of the Omnibus Plan, the Committee may grant awards of performance units and/or performance shares which provide an award to a participant upon the achievement of specified performance objectives. The initial value of performance units is established by the Committee at the time of grant. Each performance share will have an initial value determined by reference to the fair market value of a share of common stock of UniSource Energy on the grant date. The Committee will set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of performance units and/or performance shares that will be paid out to the participant. The time period during which the achievement of performance goals is measured (the period or restriction) is determined by the Committee in its discretion, but may not be less than one year or longer than five years.

The Committee may impose such conditions and restrictions on awards of performance units or performance shares as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (UniSource Energy-wide, subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales restrictions under applicable shareholder agreements or similar agreements, and/or restrictions under applicable Federal or state securities laws. Performance criteria may include (among other criteria) revenue; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); operating income; pre- or after-tax income; cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on

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investment; return on assets or net assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels. Measurement of performance against goals may exclude, in the Committee’s sole discretion, the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, management’s discussion and analysis or other SEC filings.

Except as otherwise provided in the award agreement, payment for performance unit or performance share awards may be made in cash or stock, or in deferred cash or stock, or in a combination thereof, as designated by the Committee in the award agreement consistent with Code Section 409A. To the extent set forth in the award agreement, participants may be entitled to receive regular cash dividends and other distributions with respect to shares which have been earned in connection with grants of performance units and/or performance shares.

Change in Control. In the event of a change in control of UniSource Energy (as defined in the Omnibus Plan), unless otherwise specified in the particular award agreement at time of grant, the following rules will apply: (i) options and SARs will become immediately exercisable for their remaining term; (ii) any restrictions on restricted stock and stock units will lapse; and (iii) performance units and performance shares will be converted to restricted stock, which will vest over the then-remaining period of restriction. If 50% or more of the period of restriction has elapsed as of the date of the change in control, such conversion will be based upon the value of the awards determined based on actual performance to date; and if less than 50% of the period of restriction has elapsed, the conversion will be based on the target value of the awards.

Notwithstanding the foregoing, the above rules will not apply if both the Board of Directors of UniSource Energy prior to the change in control, and the Board of UniSource Energy (or any successor thereto) after the change in control, reasonably conclude, in good faith, that participants holding awards will be protected by legally binding obligations of UniSource Energy because such awards either will remain outstanding following the change in control or will be assumed and adjusted by the surviving entity resulting from the change in control transactions, and that changes in the terms of the award resulting from such transactions will not materially impair the value of the awards or their opportunity for future appreciation.

Term of Omnibus Plan. The Omnibus Plan will remain in effect (subject to the right of the Board of Directors to amend or terminate the Plan at any time) until all shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions. However, no award may be granted under the Omnibus Plan on or after January 1, 2016. Any awards granted under the Omnibus Plan prior to January 1, 2016 will continue in effect until they expire, terminate, are exercised or are paid in full.

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Federal Income Tax Consequences
The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Omnibus Plan. Alternative minimum tax and state, local and foreign income taxes are not discussed and may vary depending on individual circumstances and from locality to locality. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

ISOs. The grant of an ISO will not be a taxable event for the grantee or for UniSource Energy. A grantee will not recognize taxable income upon exercise of an ISO (except that the alternative minimum tax may apply), and any gain realized upon a disposition of stock received upon exercise of an ISO will be taxed as long-term capital gain if the grantee holds the shares for at least two years after the date of grant and one year after the date of exercise (the “holding period requirement”). UniSource Energy will not be entitled to a business expense deduction with respect to the exercise of an ISO, except as discussed below. ISOs are not subject to the provisions of Code Section 409A applicable to deferred compensation arrangements.

If the grantee fails to satisfy the holding period requirement, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. UniSource Energy will generally be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the possible limitations on deductibility under Code Sections 280G and 162(m) for compensation paid to executives covered by those sections.

Non-Qualified Options. The grant of a non-qualified stock option will not be a taxable event for the grantee or for UniSource Energy. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the fair market value of the common stock on the date of exercise minus the exercise price paid by the grantee for the option. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the fair market value of the common stock on the date of exercise). Because non-qualified options awarded under the Omnibus Plan may not be issued with an option exercise price of less than the fair market value of a share of common stock of UniSource Energy on the date of grant and do not otherwise provide for the deferral of income, such options are not subject to the provisions of Code Section 409A applicable to deferred compensation arrangements.

UniSource Energy will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the possible limitations on deductibility under Code Sections 280G and 162(m). The payment by a grantee of the exercise price of a non-qualified option, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above.

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SARs. There are no immediate tax consequences to receiving an SAR award under the Omnibus Plan. Upon exercising an SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. UniSource Energy will generally be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income. Because SARs awarded under the Omnibus Plan may not be issued with an exercise price of less than the fair market value of a share of common stock of UniSource Energy on the date of grant and do not otherwise provide for the deferral of income, under Proposed Regulations issued by the Department of the Treasury, SARs will generally not be subject to Code Section 409A provisions applicable to deferred compensation arrangements.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and UniSource Energy will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and UniSource Energy will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by UniSource Energy.

A participant may elect pursuant to Code Section 83(b) to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date. If the election is made UniSource Energy will be entitled to a corresponding deduction.

Performance Units, Performance Shares and Stock Units. The tax consequences associated with an award of performance units, performance shares and stock units granted under the Omnibus Plan will vary depending on the specific terms of the award. In general, a participant who has been granted such an award will not realize taxable income at the time of grant, and UniSource Energy will not be entitled to a deduction at that time. Upon payment of such an award, the participant will realize ordinary income in an amount equal to the then fair market value of the amount received under the award, and UniSource Energy will be entitled to a corresponding deduction as of the date of grant.

Code Section 409A Compliance. Code Section 409A generally provides that covered amounts deferred under a nonqualified deferred compensation arrangement are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. In addition, Section 409A imposes a 20% penalty tax (and requires the recognition of imputed interest) on deferred compensation required to be recognized under the section. To the extent that an award or payment under the Omnibus Plan may constitute deferred compensation for purposes of Code Section 409A, the Plan

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contemplates that such award or payment will comply with the requirements of Section 409A.

Deferrals under a non-qualified deferred compensation plan made after December 31, 2004, are subject to the provisions of Section 409A of the Code. Section 409A was enacted as part of the American Jobs Creation Act of 2004 and substantially changes the federal income tax rules associated with the deferral of income under nonqualified deferred compensation arrangements. A transitional relief period is currently in effect during which plans are required to operate in good faith compliance with Section 409A. The Internal Revenue Service and the Treasury Department have issued certain interim and proposed guidance and are expected to issue final regulations for Section 409A compliance. During this transitional relief period, which has been extended through December 31, 2006, plans may be amended to comply with Section 409A. Accordingly, certain provisions of the Omnibus Plan may be modified in order to comply with Section 409A and such guidance.

Code Section 162(m) Deductibility Rules. In general, Code Section 162(m) denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Stock options and SARs will generally qualify under the “performance-based compensation” exception if (i) the options or SARs are granted under a plan that states the maximum number of shares with respect to which options or SARs may be granted to any employee during a specified period, (ii) the exercise price is not less than the fair market value of the common stock at the time of grant, and (iii) the plan under which the options or SARs are granted is approved by shareholders and is administered by a committee comprised of two or more outside directors. The Omnibus Plan is intended to satisfy these requirements with respect to grants of options and SARs to covered employees.

With respect to awards of restricted stock, stock units, performance units and performance shares, in order to satisfy the “performance-based compensation” exception to the deduction limitation of Code Section 162(m), the vesting of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The Omnibus Plan is designed to permit awards of restricted stock, stock units, performance units and performance shares which qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

Required Vote. The approval and adoption of the UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote, provided a quorum is present.

OUR BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT
SHAREHOLDERS VOTE FOR THE 2006 OMNIBUS STOCK AND INCENTIVE PLAN.

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BOARD INFORMATION

Board Meetings
In 2005, the Board held a total of seven regular and special meetings. Each director attended at least 75% of his or her Board and committee meetings. Additionally, the non-management directors met at regularly scheduled executive sessions without management present. Mr. Carter was the Lead Director at these executive sessions.

Board Communication
Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Lead Director by mail, addressed to UniSource Energy Lead Director, c/o Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 2030, Tucson, Arizona 85701. The communications will be kept confidential and forwarded to the Lead Director. Communications received by the Lead Director will be forwarded to the appropriate director(s) or to an individual non-management director.

Shareholders or other interested parties wishing to communicate with the Board regarding non-financial matters may contact the Chairperson of the Corporate Governance and Nominating Committee either by mail, addressed to Chairperson, Corporate Governance and Nominating Committee, UniSource Energy Corporation, P.O. Box 31771, Tucson, Arizona 85751-1771, or by e-mail at unscorpgov@earthlink.net. Shareholders or other interested parties wishing to communicate with the Board regarding financial matters may contact the Chairperson of the Audit Committee either by mail, addressed to Chairperson, Audit Committee, UniSource Energy Corporation, P.O. Box 191191, Atlanta, Georgia 31119, or by e-mail at unscorpaudit@earthlink.net.

Items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded from consideration, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, surveys and material that is determined to be illegal or otherwise inappropriate.

Board Committees
The Audit Committee reviews current and projected financial results of operations, selects a firm of independent registered public accountants to audit our financial statements annually, reviews and discusses the scope of such audit, receives and reviews the audit reports and recommendations, transmits its recommendations to the Board, reviews our accounting and internal control procedures with our internal audit department from time to time, makes recommendations to the Board for any changes deemed necessary in such procedures and performs such other functions as delegated by the Board. Our Audit Committee held nine meetings in 2005 and was in compliance with its written charter, as amended on December 2, 2005 and attached to this Proxy Statement as Appendix B.

Upon the recommendation of the Audit Committee, our Board adopted a code of ethics for our directors, officers and employees.

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The Compensation Committee reviews the performance of our directors and officers and reviews and approves directors’ and officers’ compensation. Our Compensation Committee held five meetings in 2005 and was in compliance with its written charter.

The Finance Committee reviews and recommends to the Board long-range financial policies, objectives and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short-term and long-range financing plans, dividend policy, risk management activities and major commercial banking, investment banking, financial consulting and other financial relations of UniSource Energy. Our Finance Committee held five meetings in 2005 and was in compliance with its written charter.

The Environmental, Safety and Security (“ESS”) Committee reviews the Company’s structure and operations to assess whether significant operating risks in the areas of environmental, safety and security have been identified and appropriate mitigation plans have been implemented. The Committee also reviews the processes in place which are designed to ensure compliance with all environmental, safety and security related legal and regulatory requirements, as well as reviews with Management the impact of proposed or enacted laws or regulations related to environmental, safety and security issues. Our ESS Committee held two meetings in 2005 and was in compliance with its written charter.

The Corporate Governance and Nominating Committee reviews and recommends corporate governance principles, interviews potential directors and nominates and recommends to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Corporate Governance and Nominating Committee also reviews and recommends membership for all the committees to the Board and reviews applicable rules and regulations relating to the duties and responsibilities of the Board. Our Corporate Governance and Nominating Committee held six meetings in 2005 and was in compliance with its written charter.

The Corporate Governance and Nominating Committee identifies and considers nominee candidates supplied by shareholders and Board members. The Corporate Secretary, as directed by the Corporate Governance and Nominating Committee, prepares portfolios for nominee candidates that include confirmation of the candidate’s interest, independence, biographical information, review of business background and experience and reference checks. The Corporate Governance and Nominating Committee then evaluates candidates using, in large part, the criteria set forth in the next paragraph and any other criteria the Committee deems appropriate, and conducts a personal interview with each candidate. Upon completion of this process, formal invitations are extended to accept election to the Board.

The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications with respect to a Committee-recommended Board nominee, but desirable qualifications are set forth in the Corporate Governance Guidelines and include prior community, professional or business experience that

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demonstrates leadership capabilities, the ability to review and analyze complex business issues, the ability to effectively represent the interests of our shareholders while keeping in perspective the interests of our customers, the ability to devote the time and interest required to attend and fully prepare for all regular and special Board meetings, the ability to communicate and work effectively with the other Board members and personnel and the ability to fully adhere to any applicable laws, rules or regulations relating to the performance of a director’s duties and responsibilities.

While no formal policy exists, the Corporate Governance and Nominating Committee does consider recommendations for Board nominees received from our shareholders. The deadline for consideration of recommendations for next year’s annual meeting of the shareholders is December 4, 2006. Recommendations must be in writing and include detailed biographical material indicating the candidate’s qualifications and a written statement from the candidate of willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 2030, Tucson, Arizona 85701. The Board will consider nominees on a case-by-case basis and does not believe a formal policy is warranted at this time due to a manageable volume of nominations.

Each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards.

Copies of Charters, Guidelines and Code of Ethics
A copy of the Audit, Compensation and Corporate Governance and Nominating Committee Charters, as well as our Corporate Governance Guidelines and Code of Ethics, are available on our Web site at www.UNS.com or may be obtained by shareholders, without charge, upon written request to Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714.

BOARD COMPENSATION

Retainer and Fees
In 2005, each non-employee director received a $20,000 annual cash retainer, $1,000 for each Board meeting attended, $1,000 for each committee meeting attended and an additional $1,000 per committee meeting if acting as a committee chairperson. We reimburse directors for any expenses related to their Board and committee service.

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Effective in May 2005, a Chairmanship retainer replaced the additional $1,000 per committee meeting previously paid to the committee chairman. The annual Chairmanship retainer for the Audit Chairman is $20,000. The annual Chairmanship retainer for all other Chairmanships, including special committee chairmanships, is $15,000. The Lead Director also receives an annual retainer of $20,000. Chairmanship and Lead Director retainers will be credited to individual Director accounts in the form of stock units and will accrue dividend equivalent stock units. The stock units will be distributed in cash in the year following termination of Board service unless UniSource Energy solicits and receives shareholder approval for a new stock incentive plan, such as the Omnibus Plan, in which case the stock units may be distributed in shares at the Board’s or Compensation Committee’s discretion.

Option and Restricted Share Grants
Under the terms of the 1994 Outside Director Stock Option Plan, each non-employee director in office on the first business day of each year, and who has been a director for at least three months, was granted a stock option covering a number of shares of our common stock equal to $10,000 divided by the value of an option (based on a Black-Scholes calculation methodology) as of the date of grant. In 2005, non-employee directors received an award of restricted stock units in lieu of stock options due to the impact at the time of a proposed merger (which was ultimately not consummated) on the market value of our common stock. Restricted stock units vest in one-third increments over three years.

Each non-employee director in office on the first business day of each year (no three-month minimum service requirement is applicable) is also granted a number of restricted shares of our common stock equal to $10,000 divided by the then fair market value of a share of our common stock. Restricted shares vest on the third anniversary of the grant date.

On January 3, 2005, each of the non-employee directors received 408 restricted stock units and 408 restricted shares of our common stock.

Effective for 2005, the value of the equity compensation component of non-employee director compensation was increased from $20,000 to $40,000. Because awards valued at $20,000 were made under the 1994 Outside Director Stock Option Plan in January 2005, a one-time award of restricted stock units equal to $20,000 divided by the then fair market value of a share of our common stock was made to each non-employee director in office on May 6, 2005, the date of the annual Shareholder Meeting. The awards will vest over a one-year period and, once vested, will accrue dividend equivalent stock units. The stock units will be distributed in cash in the year following termination of Board service unless UniSource Energy solicits and receives shareholder approval for a new stock incentive plan (such as the Omnibus Plan), in which case the stock units may be distributed in shares at the Board’s or Compensation Committee’s discretion. Unvested awards are forfeited at termination other than for disability or retirement.

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DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

	Cash Compensation		Security Grants
Name (1)	Annual Retainer Fee ($) (2)	Meeting Fees ($) (2)	Number of Shares Subject to Restricted Stock Award (6)	Number of Securities Underlying Options
Lawrence J. Aldrich	20,000	28,000 (3) (4) (5)	1,476	0
Barbara M. Baumann	6,667	14,000 (4) (5)	1,189	0
Larry W. Bickle	20,000	25,000 (4) (5)	1,476	0
Elizabeth T. Bilby	20,000	26,000 (4) (5)	1,476	0
Harold W. Burlingame	20,000	37,000 (4) (5)	1,476	0
John L. Carter	20,000	48,000 (3) (4) (5)	1,476	0
Robert A. Elliott	20,000	37,000 (4) (5)	1,476	0
Daniel W.L. Fessler	1,667	6,000 (4) (5)	1,279	0
Kenneth Handy	20,000	40,000 (3) (4) (5)	1,476	0
Warren Y. Jobe	20,000	37,000 (4)	1,476	0
Joaquin Ruiz	6,667	6,000 (4)	1,189	0
___________________

(1)
Mr. Pignatelli is not listed in this table because directors who are officers of UniSource Energy or salaried employees of its subsidiaries do not receive compensation in their capacity as members of the Board. Refer to the Summary Compensation Table for information concerning his compensation.

(2)
Cash compensation includes amounts earned but deferred at the election of directors. The Management and Directors Deferred Compensation Plan may be amended during 2006 to the extent necessary to avoid adverse tax consequences under Code Section 409A.

(3)	As members of the GSE board, Mr. Aldrich, Mr. Carter and Mr. Handy each received an additional $1,000 for attending GSE board meetings during 2005. UniSource Energy owns 99% of GSE.
(4)
As members of the TEP board during 2005, Mr. Aldrich, Ms. Bilby, Mr. Burlingame, Mr. Carter, Mr. Handy and Mr. Jobe each received an additional $5,000 for attending five TEP board meetings, Mr. Elliott received an additional $4,000 for attending four TEP board meetings, Ms. Baumann and Mr. Ruiz received an additional $2,000 for attending two TEP board meetings and Mr. Fessler received an additional $1,000 for attending a TEP board meeting, As a member of the UniSource Energy board, Mr. Bickle also received an additional $5,000 for attending TEP board meetings during 2005. UniSource Energy owns 100% of TEP.

(5)
As members of the UES board, Mr. Aldrich, Mr. Bickle, Ms. Bilby, Mr. Carter and Mr. Handy each received an additional $4,000 for attending UES board meetings during 2005. As members of the UniSource Energy board, Ms. Baumann, Mr. Burlingame and Mr. Fessler each received an additional $1,000 and Mr. Elliott received and additional $2,000 for attending UES board meetings during 2005. UniSource Energy owns 100% of UES.

(6)
As of December 30, 2005, based on the closing market price of UniSource Energy’s Stock on that date of $31.20, Mr. Aldrich held 2,667 stock units (including dividend equivalent stock units) valued at $83,201; Mr. Bickle held 1,473 stock units (including dividend equivalent stock units) valued at $45,958; Ms. Bilby held 2,667 stock units (including dividend equivalent stock units) valued at $83,204; Mr. Burlingame held 2,895 stock units (including dividend equivalent stock units) valued at $90,318; Mr. Carter held 1,813 stock units (including dividend equivalent stock units) valued at $56,566; Mr. Elliott held 1,473 stock units (including dividend equivalent stock units) valued at $45,958; Mr. Fessler held 707 stock units (including dividend equivalent stock units) valued at $22,043; Mr. Handy held 2,945 stock units (including dividend equivalent stock units) valued at $91,881; and Mr. Jobe held 2,868 stock units (including dividend equivalent stock units) valued at $89,482.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation	The following table summarizes the compensation and stock option grants to, and stock options/SARs held by, the Named Executives.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($) (3)
James S. Pignatelli Chairman, President and Chief Executive Officer	2005 2004 2003	649,039 624,231 599,327	200,000 525,000 550,000	-- -- --	0 0 21,226	250,500 (2) 327,958 0	14,000 13,000 12,000
Steven J. Glaser Senior Vice President and Chief Operating Officer, Transmission and Distribution	2005 2004 2003	294,616 284,692 274,596	80,000 178,000 166,000	-- -- --	0 0 9,729	114,228 (2) 150,708 0	13,258 9,225 11,232
Dennis R. Nelson Senior Vice President, Utility Services	2005 2004 2003	282,319 274,846 269,732	70,000 137,000 150,000	-- -- --	0 0 9,552	110,220 (2) 147,537 0	12,700 12,368 12,000
Kevin P. Larson Senior Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	253,785 229,692 219,462	65,000 130,000 145,000	-- -- --	0 0 7,783	92,184 (2) 141,370 0	11,411 10,336 9,876
Michael J. DeConcini Senior Vice President and Chief Operating Officer, Energy Supply	2005 2004 2003	264,727 244,537 229,192	50,000 138,000 145,000	-- -- --	0 0 8,137	98,196 (2) 125,290 0	11,906 11,004 10,314

(1)  As of December 30, 2005, based on the closing market price of UniSource Energy’s stock on that date of $31.20, Mr. Pignatelli held 113,635 stock units (including dividend equivalent stock units) valued at $3,545,412; Mr. Glaser held 8,258 stock units (including dividend equivalent stock units) valued at $257,650; Mr. Nelson held 25,257 stock units (including dividend equivalent stock units) valued at $788,018; and Mr. DeConcini held 24,954 stock units (including dividend equivalent stock units) valued at $778,565.
(2)  Payments made were the first of three installments associated with a long-term incentive ““award made in 2004. Remaining installments under the 2004 award were or will be made in January 2006 and January 2007.
(3)  All Other Compensation is comprised of UniSource Energy’s contributions to the 401(k) Plan and Excess 401(k) contributions to the UniSource Energy Corporation Management and Directors Deferred Compensation Plan.

Stock Option Grants in 2005	During 2005, the Compensation Committee of our Board granted no stock options to Named Executives.

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Option and SAR Holdings	The following table includes the number and value of exercisable and non-exercisable options and SARs held by the Named Executives as of December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN
LAST FISCAL YEAR  AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($) Exercisable/ Unexercisable (1)
James S. Pignatelli	8,883	141,106	698,881 / 0	10,997,070 / 0
Steven J. Glaser	186,201	2,730,976	0 / 0	0 / 0
Dennis R. Nelson	15,036	223,810	163,952 / 0	2,540,060 / 0
Kevin P. Larson	14,671	262,481	90,483 / 0	1,367,786 / 0
Michael J. DeConcini	0	0	135,008 / 0	2,070,558 / 0
_______________________

(1) Includes cash dividend equivalents on stock options awarded in 2002 under the 1994 UniSource Energy Corporation Omnibus Stock and Incentive Plan.

2005 Long-Term Incentive Awards
Under the 2005-2007 long-term incentive award, the Named Executives are eligible to earn a payout, which could be in cash or shares (subject to shareholder approval), in 2008 based on the achievement of two performance goals over the three-year period of 2005-2007. The two performance goals, which are equally weighted for purposes of calculating any payout, are UniSource Energy earnings per share and UniSource Energy consolidated operating cash flow.

Eligible payout levels range from a threshold of 80% of target performance for the two goals over the three-year period to 120% of target performance. At the 80% threshold level, the Named Executives would be eligible to receive a payout equal to 50% of their annual 2005 salary; at the 100% target level, 100% of their 2005 annual salary; and at the 120% target level, 200% of their 2005 salary.

For 2005, the weighted performance level for the two performance goals was approximately 50% of target performance. Actual 2005 results, together with current projected results for 2006 and 2007, indicate that the three-year performance results will likely fall short of the threshold payout level. The following table includes the number of shares, units or other rights awarded to the Named Executives in the last fiscal year under any long-term incentive arrangement.

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LONG-TERM INCENTIVE
AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or Other Rights (1) (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans (2)
			Threshold ($)	Target($)	Maximum ($)
James S. Pignatelli	--	1/1/05 - 12/31/07	325,000	650,000	1,300,000
Steven J. Glaser	--	1/1/05 - 12/31/07	147,500	295,000	590,000
Dennis R. Nelson	--	1/1/05 - 12/31/07	141,250	282,500	565,000
Kevin P. Larson	--	1/1/05 - 12/31/07	140,000	280,000	560,000
Michael J. DeConcini	--	1/1/05 - 12/31/07	140,000	280,000	560,000

(1)  No shares or performance units were issued; the 2005-2007 award provides for a payout in 2008, was based on varying percentages of salary that are dependent upon performance of the goals over the three-year period of 2005-2007.
(2)  Payout estimates are based on the achievement of threshold (80% of target), target and maximum (120% of target) performance goals.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans
Our only equity-based compensation plan that has not been approved by shareholders is the Management and Directors Deferred Compensation Plan (the “DCP”). Shareholder approval of the DCP has not been required. Under the DCP, certain eligible officers and other employees selected for participation, and non-employee members of the Board, may elect to defer a percentage of the compensation or fees that would otherwise become payable to the individual for their services to us. We also credit DCP accounts of employees participating in our 401(k) Plan with the additional amount of UniSource Energy matching contributions that the participant would have been entitled to under the 401(k) Plan if certain Code limits did not apply to limit the amount of UniSource Energy matching contributions made under the 401(k) Plan. Each participant in the DCP may elect that his or her deferrals be credited in the form of deferred shares instead of cash. Deferred shares are bookkeeping entries that, when payable, will be paid in the form of an equivalent number of shares of UniSource Energy common stock, subject to shareholder approval prior to the issuance of any such shares. Deferred shares accrue dividend equivalents, credited in the form of additional deferred shares, as dividends are paid by UniSource Energy on its issued and outstanding common stock. Each participant elects the time and manner of payment (lump sum or installments) of his or her deferred shares under the DCP. The shares used to satisfy our stock obligations under the DCP are shares that have been purchased on the open market. To date, payment of deferred amounts have been only in the form of cash and no participant has elected to take shares in lieu of cash.

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EQUITY COMPENSATION PLAN TABLE

Equity Compensation	The following table sets forth information as of December 31, 2005, with respect to UniSource Energy’s equity compensation plans.

Plan Category	Number of Shares of UniSource Energy Common Stock to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options	Number of Shares of UniSource Energy Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans Approved by Shareholders (1)	1,757,291 (2)	$16.75 (3)	152,918 (4)
Equity Compensation Plans Not Approved by Shareholders	59,820 (5)	--	-- (6)
Total	1,817,111	--	--

(1)  The equity compensation plans approved by shareholders are the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan and the UniSource Energy Corporation 1994 Outside Director Stock Option Plan. Under the terms of the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan, no award may be granted after February 3, 2004. The plan remains in effect until all awards have expired or terminated or shall have been exercised or fully vested, and any stock thereto shall have been purchased or acquired.
(2)  Includes options outstanding as to 1,537,041 shares, and stock units, dividend equivalent stock units and restricted stock units (payable in an equivalent number of shares) outstanding as to 220,250 shares.
(3)  Calculated based on the outstanding options and exclusive of outstanding stock units.
(4)  The UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan expired in accordance with its terms, effective February 3, 2004. On March 30, 2006, the Compensation Committee of the Board of Directors of UniSource Energy terminated the 1994 Outside Directors Stock Option Plan effective January 1, 2006, contingent upon shareholder approval of the Omnibus Plan. The Committee further resolved that no awards will be issued under the 1994 Directors Plan after December 31, 2005 (unless and until the shareholders decline to approve the Omnibus Plan). As of December 31, 2005, 152,918 were available for additional awards under the 1994 Outside Director Stock Option Plan. Awards authorized under the 1994 Outside Director Stock Plan include options, restricted stock and dividend equivalents. The Omnibus Plan will also supersede and replace the UniSource Energy Corporation 1994 Outside Directors Stock Option Plan (the “1994 Directors Plan”). Both the 1994 Incentive Plan and the 1994 Directors Plan remain nominally in effect with respect to currently outstanding awards. No shares available to be issued under the 1994 Directors Plan at the time of its termination will be available for awards under the Omnibus Plan, except as described in Proposal Two with respect to awards that are forfeited, terminate, are canceled or expire.
(5)  Deferred shares credited under the DCP.
(6)  There is no explicit share limit under the DCP. The number of shares to be delivered with respect to the DCP in the future depends on the levels of fees and compensation that participants elect to defer under the DCP. The UniSource Energy shares used to satisfy our stock obligations under the DCP are shares that have been purchased on the open market.

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New Omnibus Plan Benefits
The allocation of awards in 2006 under the UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan for persons other than non-employee directors is not currently determinable because awards will be made in accordance with future decisions of the Compensation Committee following the general guidelines of the Omnibus Plan. For a description of the incentive awards granted during 2005 to Named Executive Officers, see the “Summary Compensation Table” and the “Long-Term Incentive Plans Awards in Last Fiscal Year” table.

The following table sets forth the awards that will be made to non-employee directors under the Omnibus Plan for the calendar year beginning January 1, 2006, assuming that the Omnibus Plan is approved by shareholders and that 11 non-employee Directors are then serving on the Board:

                 NEW PLAN BENEFITS

                UniSource Energy Corporation
                2006 Omnibus Stock And Incentive Plan

Name and Position	Dollar Value ($) (1)	Number of Units (2)
Non-employee Directors	440,000	--
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(1)
For 2006, each non-employee director will receive an annual grant of restricted stock units equal to a number of shares of common stock with an aggregate fair market value, determined on the date of grant, of $40,000.

(2)	The number of shares associated with award amounts is not determinable at this time.

Pension Plans
The following table shows the estimated annual retirement benefit payable to participants, including the Named Executives, for the average annual compensation and years of service indicated. Compensation is comprised of the officers’ average annual compensation during the five consecutive years of employment with the highest compensation within the last 15 years preceding retirement. Compensation is comprised of salary and bonus, as shown on the Summary Compensation Table.

PENSION PLAN TABLE

	Years of Service
Remuneration ($)	10	15	20	25	30	35

125,000	54,850	54,850	54,850	54,850	54,850	54,850
150,000	65,820	65,820	65,820	65,820	65,820	65,820
175,000	76,790	76,790	76,790	76,790	76,790	76,790
200,000	87,760	87,760	87,760	87,760	87,760	87,760
225,000	98,730	98,730	98,730	98,730	98,730	98,730
250,000	109,700	109,700	109,700	109,700	109,700	109,700
300,000	131,640	131,640	131,640	131,640	131,640	131,640
400,000	175,520	175,520	175,520	175,520	175,520	175,520
450,000	197,460	197,460	197,460	197,460	197,460	197,460
500,000	219,400	219,400	219,400	219,400	219,400	219,400
550,000	241,340	241,340	241,340	241,340	241,340	241,340

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	Years of Service
Remuneration ($)	10	15	20	25	30	35

600,000	263,280	263,280	263,280	263,280	263,280	263,280
650,000	285,220	285,220	285,220	285,220	285,220	285,220
700,000	307,160	307,160	307,160	307,160	307,160	307,160
750,000	329,100	329,100	329,100	329,100	329,100	329,100
800,000	351,040	351,040	351,040	351,040	351,040	351,040
850,000	372,980	372,980	372,980	372,980	372,980	372,980
900,000	394,920	394,920	394,920	394,920	394,920	394,920
950,000	416,860	416,860	416,860	416,860	416,860	416,860
1,000,000	438,800	438,800	438,800	438,800	438,800	438,800
1,100,000	482,680	482,680	482,680	482,680	482,680	482,680
1,200,000	526,560	526,560	526,560	526,560	526,560	526,560

The amount of the pension benefit is equal to a base of 40% of the compensation for ten years of service, plus 9.7% (life annuity factor) of such calculated amount. The estimated benefits shown in the Pension Plan Table are straight-life annuities not subject to a reduction for any Social Security benefits. The table also reflects amounts payable under the Excess Benefits Plan which will pay from the general funds of UniSource Energy the difference, if any, between the benefits under TEP’s pension plan and any benefit payments, which may be limited by federal regulations. This plan may be amended during 2006 to the extent necessary to avoid adverse tax consequences under Code Section 409A.

    The credited years of service for UniSource Energy’s Named Executives are as follows:

Name	Credited Years of Service

James S. Pignatelli	11
Steven J. Glaser	15
Dennis R. Nelson	27
Kevin P. Larson	20
Michael J. DeConcini	17

OFFICER CHANGE IN CONTROL AGREEMENTS

Change in Control Agreements were adopted to attract and retain quality management.
TEP has Change in Control Agreements (“Agreements”) with all of its officers. The Agreements are in effect until the later of: (i) five years after the date either TEP or the officer gives written notice of termination of the Agreement, or (ii) if a change in control occurs during the term of the Agreement, five years after the change in control. On March 29, 2004, a change in control occurred for purposes of the Agreements when our shareholders, at a special meeting, approved the acquisition agreement that provided for an affiliate of Saquaro Utility Group L.P. to acquire all of our outstanding shares of common stock. This was not affected by the fact that the acquisition was ultimately not consummated.

For the purpose of the Agreements, a change in control includes the acquisition of beneficial ownership of 30% of the common stock of UniSource Energy, certain changes in the UniSource Energy Board of Directors, approval by the

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shareholders of certain mergers or consolidations or certain transfers of the assets of UniSource Energy. The Agreements provide that each officer shall be employed by TEP, or one of its subsidiaries or affiliates, in a position comparable to his or her current position, with compensation and benefits, which are at least equal to their then current compensation and benefits, for an employment period of five years after a change in control (subject to earlier termination due to the officer’s acceptance of a position with another company or termination for cause).

In the event that the officer’s employment is terminated by TEP (with the exception of termination due to the officer’s acceptance of another position or for cause), or if the officer terminates employment because of a reduction in position, responsibility, compensation or for certain other stated reasons, the officer is entitled to severance benefits in the form of: (i) a lump sum payment equal to the present value of three times annual salary and bonus compensation, (ii) the present value of the additional amount (including any amount under the Excess Benefits Plan) the officer would have received under the TEP Retirement Plan if the officer had continued to be employed for the five-year period after a change in control occurs, plus (iii) the present value of any employee awards under the 1994 Omnibus Stock and Incentive Plan or any successor plan, which are outstanding at the time of the officer’s termination (whether vested or not), prorated based on length of service. Such officer is also entitled to continue to participate in TEP’s health, death and disability benefit plans for five years after the termination. The Agreements further provide that TEP will make a payment to the officer to offset any excise taxes that may become payable under certain conditions. Any payments made in respect of such excise taxes are not deductible by us. Assuming Mr. Pignatelli’s and the other Named Executives’ employment was terminated, the total payments made by UniSource Energy pursuant to the Agreements would not be expected to exceed $18.6 million.

On March 3, 2005, TEP provided the officers, with respect to which the Agreements were in effect at that time, written notice of termination of the Agreements. Pursuant to the terms of the Agreements, the termination will become effective on March 3, 2010, the fifth anniversary of the date of the written notice of termination. These Agreements may be amended during 2006 to the extent necessary to avoid adverse tax consequences under Code Section 409A.

DIRECTOR INDEPENDENCE CRITERIA

Board independence is determined by consideration of established criteria.
The Board has established the following criteria for determining independence, among other things, in order to determine eligibility to serve on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Directors that meet each of the following criteria are deemed independent:

1.   A director who is an employee of the Company or whose immediate family member is an executive officer of the Company cannot be “independent” until three years after the employment has ended. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2.    A director who is, or in the past three years has been, affiliated with or

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employed in a professional capacity by a present or former internal or external auditor of the Company or whose immediate family member is, or in the past three years has been, affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company cannot be “independent” until three years after the end of the affiliation, employment or auditing relationship.

3.   A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

4.   A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

5.   A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenue, is not “independent” until three years after falling below such threshold.

6.   Directors who possess an interest in any transaction for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K (generally, this item requires proxy statement disclosure of transactions exceeding $60,000 between a director and the Company or any of our subsidiaries) are not independent.

7.   Directors that do not meet item 6 of the aforementioned criteria may nonetheless be deemed independent by a majority of independent directors, provided the basis for such determination shall be disclosed in the Company’s Proxy Statement.

Based upon the foregoing criteria, the Board has deemed each director to be independent, with the exceptions of Mr. Aldrich, Mr. Bickle, Ms. Bilby and Mr. Pignatelli. See “Transactions with Management and Others” below.

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TRANSACTIONS WITH MANAGEMENT AND OTHERS

Haddington Energy Partners II LP
Millennium was authorized by its Board of Directors in 2000 to invest $15 million, in aggregate, over a three- to five-year period in Haddington Energy Partners II LP. Mr. Bickle, a member of our Board, is an executive in residence of Haddington Ventures LLC, the general partner of Haddington Energy Partners II LP, and maintains a financial interest in Haddington Ventures, LLC. As of December 31, 2005, Millennium had funded approximately $13 million under this commitment, $2 million of which was funded in 2005.

Valley Ventures III, LP
In 2000, Millennium made a commitment of $5 million in capital plus a share of expenses to Tucson Ventures, LLC, a venture capital fund. In 2002, Tucson Ventures, LLC merged with Valley Ventures III, LP, also a venture capital fund. In connection with the merger of the funds, Millennium’s commitment was revised to a total of $6 million, including expenses. Mr. Aldrich, a member of our Board, was a general partner of the company that manages Valley Ventures III, LP until January 1, 2006, at which time Mr. Aldrich terminated his role and interest as general partner, but maintained a non-voting financial interest in Valley Ventures III, LP.

Millennium Energy Investments
Mr. Stephen Alexander, an immediate family member of Ms. Bilby, a member of our Board, was employed by Millennium through December 31, 2005, at which time he resigned from his position with Millennium. As Director of Energy Investments, Mr. Alexander assisted in overseeing Millennium’s investment portfolio. For his services in 2005, Mr. Alexander received compensation of approximately $260,103 from Millennium.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee
The Compensation Committee is responsible for developing and administering executive compensation policies and programs for UniSource Energy and TEP and making recommendations to the Board with respect thereto. The Compensation Committee makes recommendations to the Board with respect to the compensation of UniSource Energy’s executive officers, including Mr. Pignatelli and the other Named Executives, and sets policies for and reviews the compensation awarded to other key members of management. UniSource Energy applies a consistent philosophy to compensation for all executive employees, including the Named Executives.

Under the terms of its charter, the Compensation Committee is required to consist of at least three members of the Board of Directors who meet the independence requirements of the New York Stock Exchange. In 2005, the Compensation Committee had five formal meetings. In advance of each meeting, management reviews the agenda with the Compensation Committee Chair and, prior to every meeting, each Compensation Committee member received a complete briefing book that details each topic to be considered. The Compensation Committee Chair reports to the Board of Directors on Compensation Committee decisions and key actions. The Committee members also completed a written assessment of the Committee’s performance in April at the annual Board of Directors Retreat. The Compensation Committee has retained the services of a nationally recognized compensation consulting firm that serves as an independent advisor in

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matters related to executive compensation. That consulting firm advises the Committee on matters including but not limited to: executive compensation and benefits and director compensation. From time to time members of the consulting firm attend Committee meetings either in person or telephonically. The Committee has sole discretion over the terms and conditions of the retention of consultants it retains.

Overall Objectives
UniSource Energy’s executive compensation policies and programs generally are intended to (i) relate the compensation of employees to the success of UniSource Energy and the corresponding creation of shareholder value and deliver rewards for superior performance and consequences for underperformance and (ii) attract, retain and motivate executives and key employees with competitive compensation opportunities.

Executive Compensation Generally
The Compensation Committee reviews our executives’ compensation each year. Compensation depends on many factors, including individual performance, responsibilities, future challenges and objectives and the executive’s potential contribution to our future success. The Compensation Committee also looks at our financial performance and the compensation levels at comparable companies.

UniSource Energy’s 2005 compensation program consisted of three components:

•  base salary;
•  short-term incentive compensation; and
•  long-term incentive compensation.

To ensure that compensation levels are reasonably competitive with market rates, the Company commissioned an independent consulting firm to conduct a survey of executive compensation levels in a defined group of companies. The surveyed companies were selected based on: (i) similarity of business to UniSource; (ii) comparability to UniSource in terms of size as measured by annual revenues and market capitalization; and (iii) the competitive market for executive talent. The surveyed companies include several, but not all, of the companies in the Edison Electric Institute Index of Investor-Owned Electrics (EEI Index) on page 39. The Towers Perrin Energy Services Industry Survey was used as an additional data source.

After considering the various survey data, business objectives, and compensation policies, the Committee determines targeted levels of base compensation and annual and long-term incentives. In approving base pay and incentive payments for executives other than the chief executive officer, the Compensation Committee also considers recommendations made by the chief executive officer. The compensation of individuals can and does vary from the benchmark data based on such factors are individual performance, potential for future advancement, the importance of the executive’s position to the Company and the difficulty of replacement, current responsibilities, length of time in current positions, and, for recently hired executives, their prior compensation packages. The Committee also considers the competitive market for executive talent and individual performance.

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Base Salary
The base salary component of compensation is intended to be competitive with that paid by comparable companies in the energy industry, while recognizing the experiences and qualifications that an individual brings to the role. Base pay is generally targeted to the market median salary for comparable positions at the surveyed companies. Base salaries for UniSource Energy’s executive officers, including Mr. Pignatelli and the other Named Executives, are reviewed annually and were adjusted in December 2004 to reflect executive performance and contributions and to retain highly qualified executives in light of the pending merger. Effective as of February 13, 2006, the Compensation Committee increased Mr. Pignatelli’s salary to $670,000 which is a 3.08% increase, in recognition of strategic accomplishments, including ahead-of-schedule progress on generation projects, integration and consolidation of distribution business units and continued outstanding service to customer and community stewardship.

Short-Term Incentive Compensation
The Board adopted a Short-Term Incentive Plan to provide compensation for meeting or exceeding specified objectives, designed to contribute to the attainment of UniSource Energy’s performance targets and long-term strategic plan. Under the Short-Term Incentive Plan, target award levels are set as a percentage of each participant’s base salary. In 2005, the target award levels for our executive officers ranged from 30% to 80% of base salary. Awards for Mr. Pignatelli and the remaining executive officers are determined by the Board based on the achievement of corporate financial goals, including earnings per share and consolidated cash flow, and the accomplishment of previously established individual goals and contribution to business results. Based on the foregoing factors, the Compensation Committee determined that certain goals had been met or exceeded and consequently made awards to the Named Executives ranging from 18% to 31% of base salary. The awards were less than target award levels due to the failure to meet certain financial targets primarily as a result of plant outages. The Committee determined to recognize achievements distinct from financial measures and determined the level of awards on other achievements in 2005. In determining Mr. Pignatelli’s award, the Compensation Committee focused on the achievement of previously established strategic, operating and community goals. Incentive compensation awarded to Mr. Pignatelli and the other Named Executives is set forth in the preceding Summary Compensation Table.

Long-Term Incentive Compensation
UniSource Energy’s long-term incentive compensation is intended to attract and retain quality employees over the long-term in a manner that directly aligns their interests with those of UniSource Energy’s shareholders and promote UniSource Energy’s long-term performance goals.

Under the 2005-2007 long-term incentive award, the Named Executives are eligible to earn a payout, which could be in cash or shares, in 2008 based on the achievement of two performance goals over the three-year period of 2005-2007. The two performance goals, which are equally weighted for purposes of calculating any payout, are Unisource Energy earnings per share and UniSource Energy consolidated operating cash flow.

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Eligible payout levels range from a threshold of 80% of target performance for the two goals over the three-year period to 120% of target performance. At the 80% threshold level, officers would be eligible to receive a payout equal to 50% of their 2005 annual salary; at the 100% target level, 100% of their 2005 annual salary; and at the 120% level, 200% of their 2005 salary.

For 2005, the weighted performance level for the two performance goals was approximately 50% of target. Actual 2005 results, together with current projected results for 2006 and 2007, indicate that the three-year performance results will likely fall short of the threshold payout level.

In determining the 2005-2007 long-term incentive award, the Compensation Committee did not consider awards, including stock options, previously granted or outstanding.

If the 2006 Omnibus Stock and Incentive Plan described on pages 9-18 is approved by shareholders, we anticipate that future long-term incentive grants will be in the form of UniSource equity to strengthen the alignment between management and shareholder interests.

The Compensation Committee believes that senior management should have a significant equity interest in UniSource Energy. In order to promote equity ownership and further align the interests of management with those of UniSource Energy’s shareholders, the Compensation Committee adopted share retention and ownership guidelines for senior management at its February 3, 2005 meeting. Under these guidelines certain executives are expected to maintain a significant ownership position in UniSource Energy common stock, expressed as a multiple of their salary as follows:

  •   Chairman, President and Chief Executive Officer    5 times salary

  •   Senior Vice President               3 times salary

  •   Other Vice President                   1 times salary

The Compensation Committee periodically reviews share ownership levels of the persons subject to these guidelines. The following types of shares count towards meeting the specified ownership levels: (i) shares owned outright, jointly with spouse, or in trust for the executive’s benefit, (ii) shares held in qualified retirement and savings plans and (iii) stock units payable in shares held in nonqualified deferred compensation accounts. Nine of the ten executives subject to these guidelines have achieved shareholdings in excess of the applicable multiple set forth above.

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Tax Code Concerns
The Compensation Committee does not presently have a policy regarding qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Code. However, all compensation earned during 2005 by the named executives was fully deductible by the Company.

Summary
The Compensation Committee believes that the caliber and motivation of UniSource Energy’s people, and the leadership of its CEO and executive officers, are critical factors in the Company’s ability to create competitive advantage for shareholders through Company performance. We believe that the long-term component of compensation is an important element of our total compensation approach. Shareholder approval of the 2006 Omnibus Stock and Incentive Plan is critically important to the Company’s ability to offer equity incentives that align the interests of UniSource Energy employees with shareowners for the success of the Company. We believe the 2006 Omnibus Stock and Incentive Plan (discussed on pages 9-18 of this Proxy Statement) is worthy of your support.

Respectfully submitted, THE COMPENSATION COMMITTEE Harold W. Burlingame, Chair Barbara M. Baumann John L. Carter Robert A. Elliott Daniel W.L. Fessler Kenneth Handy Warren Y. Jobe

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AUDIT COMMITTEE REPORT

The Committee
The Audit Committee is made up of six financially literate directors who are independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards. Our Board has determined that while each member of the Audit Committee has accounting and/or related financial management expertise, Mr. Jobe is the Audit Committee financial expert for the purposes of Item 401(h) of SEC Regulation S-K. In addition to Mr. Jobe, there are two other financial experts on the Committee. Each financial expert is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act of 1934. The Board previously adopted a written charter for the Audit Committee. On December 2, 2005, the Board approved amendments to the Charter. The Audit Committee Charter is included as Appendix B to this Proxy Statement. The Committee has complied with its charter, including the requirement to meet periodically with our independent auditors, internal audit department and management to discuss the auditors’ findings and other financial and accounting matters.

In connection with our December 31, 2005 financial statements, the Audit Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with PricewaterhouseCoopers, LLP, our independent auditor, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380), (iii) received from PricewaterhouseCoopers, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and (iv) discussed with PricewaterhouseCoopers, LLP its independence.

Based on all of its activities during the year, the Audit Committee recommended to the Board that the audited financial statements for 2005 be included in the Annual Report on Form 10-K for filing with the SEC.

Pre-Approved Policies and Procedures
Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted a policy pursuant to which audit, audit-related, tax and other services are pre-approved by category of service. Recognizing that situations may arise where it is in our best interest for the auditor to perform services in addition to the annual audit of our financial statements, the policy sets forth guidelines and procedures with respect to approval of the four categories of service designed to achieve the continued independence of the auditor when it is retained to perform such services for us. The policy requires the Audit Committee to be informed of each service and does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals of audit and non-audit services requiring Audit Committee approval where the Audit Committee Chairman believes it is desirable to pre-approve such services prior to the next regularly scheduled Audit Committee meeting. The decisions of the Audit Committee Chairman to pre-approve any such services from one regularly scheduled Audit Committee meeting to the next shall be reported to the Audit Committee.

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Fees
The following table details fees paid to PricewaterhouseCoopers, LLP for professional services during 2004 and 2005. The Audit Committee has considered whether the provision of services to us by PricewaterhouseCoopers, LLP, beyond those rendered in connection with their audit and review of our financial statements, is compatible with maintaining their independence as auditors.

	2004	2005

Audit Fees	$2,190,556	$1,737,245
Audit-Related Fees	$76,583	$59,875
Tax Fees	$2,002	$30,565
All Other Fees	$3,228	$0
Total	$2,272,369	$1,827,685

Audit fees include fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services provided by PricewaterhouseCoopers, LLP in connection with the audit of the effectiveness of internal control over financial reporting and on management’s assessment of the effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters and financing transactions, statutory and regulatory audits, and accounting consultations to the extent necessary for PricewaterhouseCoopers, LLP to fulfill their responsibilities under generally accepted auditing standards.

Audit-related fees during 2005 principally include fees for employee benefit plan audits and services related to extending the depreciable life of utility plant. During 2004, audit-related fees related primarily to due diligence-type services associated with proposed acquisitions and audits of employee benefit plans.

Tax fees include tax compliance, tax advice and tax planning.

All other fees consist of fees for all other services other than those reported above and, in 2004, principally include subscription fees for research tools.

All services performed by PricewaterhouseCoopers, LLP are approved in advance by the Audit Committee in accordance with the Audit Committee’s pre-approval policy for services provided by the independent auditor.

Respectfully submitted, THE AUDIT COMMITTEE Warren Y. Jobe, Chair Barbara M. Baumann Harold W. Burlingame John L. Carter Robert A. Elliott Kenneth Handy

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PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for UniSource Energy stock, the Standard & Poor’s 500 Stock Index (S&P 500) and the Edison Electric Institute Index of Investor-Owned Electrics (EEI Index). The graph assumes that $100 was invested on the last trading day of 2000 in UniSource Energy stock, the S&P 500 and the EEI Index. The calculations assume that any dividends paid were reinvested.

Data and Calculations	2001	2002	2003	2004	2005

UniSource Energy	-1.3%	-2.2%	46.7%	0.4%	32.6%
EEI Index	-8.8%	-14.7%	23.5%	22.8%	16.1%
S&P 500	-12.1%	-23.4%	26.4%	9.0%	3.0%

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SUBMISSION OF SHAREHOLDER PROPOSALS

General
Rule 14a-4 of the SEC’s proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of our shareholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year’s annual meeting of the shareholders). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2006 annual meeting of shareholders, any such notice must be submitted to the Corporate Secretary of UniSource Energy on or before February 17, 2007.

We must receive your shareholder proposals by December 4, 2006.
This requirement is separate and apart from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement. Shareholder proposals intended to be presented at our 2007 annual meeting of the shareholders must be received by us no later than December 4, 2006 in order to be eligible for inclusion in our Proxy Statement and the form of proxy relating to that meeting. Direct any proposals, as well as related questions, to the undersigned.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of our 2005 Annual Report to Shareholders and Proxy Statement for the Meeting will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card and a separate notice of the Meeting will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the 2005 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, please contact the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714, telephone number (520) 745-3349, and we will promptly mail you copies.

If you share the same address with another UniSource Energy shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling (520) 745-3349, or by writing to the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714.

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OTHER BUSINESS

The Board knows of no other matters for consideration at the Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Copies of our 2005 Annual Report on Form 10-K may be obtained by shareholders, without charge, upon written request to the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714. You may also obtain our SEC filings through the Internet at www.sec.gov or www.UNS.com.

By order of the Board of Directors,

/s/ Catherine A. Nichols

Catherine A. Nichols
Corporate Secretary

PLEASE VOTE - YOUR VOTE IS IMPORTANT

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APPENDIX A

UNISOURCE ENERGY CORPORATION
2006 Omnibus Stock and Incentive Plan

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UNISOURCE ENERGY CORPORATION
2006 OMNIBUS STOCK AND INCENTIVE PLAN

ARTICLE I
Establishment, Purpose, and Effective Date of Plan

1.1.  Establishment. Subject to the approval of the shareholders of UniSource Energy Corporation, an Arizona corporation (“UniSource” or the “Company”), the Company has established the UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan (the “Plan”), as set forth herein, effective as of January 1, 2006. The Plan supercedes and replaces the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan (the “1994 Omnibus Plan”) and the UniSource Energy Corporation Amended and Restated 1994 Outside Directors Stock Option Plan (the “1994 Directors Plan”), and all other prior equity compensation plans or programs maintained by the Company; provided, however, that the 1994 Omnibus Plan, the 1994 Directors Plan and any prior stock option plans of the Company shall remain nominally in effect until all stock options granted under such prior plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

1.2.  Purpose. The Plan is intended to provide certain present and future employees, directors and consultants stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries.

1.3.   Effective Date.  The Plan is effective January 1, 2006, subject to approval by the shareholders of the Company.

ARTICLE II
Definitions

Whenever used herein, the following terms shall have their respective meanings set forth below.

2.1.  “Award” means any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Unit or Performance Share granted under this Plan.

2.2.  “Award Agreement” means a written agreement between the Company and each Participant that sets forth the terms and provisions applicable to an Award granted to the Participant under the Plan, and is a condition to the grant of an Award hereunder.

2.3.  “Board” means the Board of Directors of the Company.

2.4.  “Change in Control” means and shall be deemed to have occurred, except as otherwise provided in an applicable Award Agreement, as of the date of the first to occur of the following events:

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(a)  any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total Fair Market Value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control of the Company. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(b)  any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company;

(c)  a majority of members of the Company’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or

(d)  any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change in Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

(i)  A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)  An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)  A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)  An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For these purposes, the term “Person” shall mean an individual, corporation, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof. The term “Group” shall have the meaning set forth in Rule13d-5 of the Securities Exchange Commission (“SEC”), modified to the extent
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necessary to comply with Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B),  or any successor thereto in effect at the time a determination of whether a Change in Control has occurred is being made. If any one Person, or Persons acting as a Group, is considered to effectively control the Corporation as described in subsections (b) or (c) above, the acquisition of additional control by the same Person or Persons is not considered to cause a Change in Control.

2.5.  “Code”  means the Internal Revenue Code of 1986, as amended.

2.6.  “Committee” means the Compensation Committee of the Board, or such other person or persons as the Board shall designate to administer the Plan, as provided in Article III.

2.7.  “Company” means UniSource Energy Corporation, an Arizona Corporation and (except for purposes of determining whether a Change in Control has occurred) any successor corporation.

2.8.  “Director” means any individual who is a member of the Board, who is not also an Employee.

2.9.  “Disability” means that a Participant who is an Employee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months; (b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company; or (c) has been determined to be totally disabled by the Social Security Administration.

2.10.  “Employee” means any full-time or part-time employee of the Company or one of its Subsidiaries (including any officer or Director who is also an employee).

2.11.  “Fair Market Value” means the average of the highest and lowest sales prices of the Stock as reported on the consolidated tape for securities listed on the New York Stock Exchange (“NYSE”) (or, if the Stock is not listed on the NYSE, such other established securities market on which the Stock is traded) on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined by utilization of the above formula as of the immediately preceding date on which there were Stock transactions.

2.12.  “Incentive Stock Option” or “ISO” means the right to purchase Stock pursuant to terms and conditions that provide that such right will be treated as an incentive stock option within the meaning of Code Section 422, as described in Article VI.

2.13.  “Named Executive Officer” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor provision or statute.

2.14.  “Nonqualified Stock Option” or “NQSO” means the right to purchase Stock pursuant to terms and conditions that provide that such right will not be treated as an Incentive Stock Option, as described in Article VI.

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2.15.  “Non-Tandem SAR”  means an SAR that is granted independently of any Options, as described in Article VII.

2.16.  “Option”  means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.17.  “Participant”  means an Employee, prospective Employee, Director or consultant who has outstanding an Award granted under the Plan, and includes those former Employees, Directors or consultants who have certain post-termination rights under the terms of an Award granted under the Plan.

2.18.  “Performance-Based Exception”  means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

2.19.  “Performance Share”  means an Award granted to a Participant as described in Article IX.

2.20.  “Performance Unit”  means an Award granted to a Participant as described in Article IX.

2.21.  “Period of Restriction”means the period during which shares of Restricted Stock are subject to restrictions pursuant to Article VIII of the Plan, or the period during which Performance Shares or Performance Units are subject to restrictions pursuant to Article IX of the Plan.

2.22.  “Plan”  means the UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan, as set forth herein.

2.23.  “Restricted Stock”  means an Award of Stock that is subject to forfeiture if the Participant does not satisfy the restrictions specified in the Award Agreement applicable to such Restricted Stock, granted to a Participant pursuant to Article VIII of the Plan.

2.24.  “Retirement” (including “Early Retirement” and “Normal Retirement”) means, with respect to an Employee, Termination of Service of the Employee after he or she has become eligible for an immediate early, normal or late retirement benefit under the terms of a defined benefit pension plan sponsored by the Company and applicable to such Employee.

2.25.  “Share”  means a share of Stock.

2.26.  “Stock”  means the Common Stock of the Company, no par value.

2.27.  “Stock Appreciation Right” and “SAR”  mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee in the Award Agreement, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

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2.28.  “Stock Unit”  means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Stock (subject to adjustment), granted to a Participant pursuant to Article VIII of the Plan.

2.29.  “Subsidiary”  means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is at least a majority-owner of all issued and outstanding equity interests or has a controlling interest.

2.30.  “Tandem SAR”  means a SAR that is granted in connection with a related Option pursuant to Article VII, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

2.31.  “Termination of Service”  means the cessation of performance of services for the Company, as determined by the Committee. For this purpose, transfer of a Participant among the Company and any Subsidiary, or transfer from a position as Director or consultant to Employee, shall not be considered a Termination of Service with the Company. Whether an Employee, Director or consultant incurs a Termination of Service in respect of an Award subject to Code Section 409A will be determined in accordance with the requirements thereof.

ARTICLE III
Administration

3.1.  Administration.  The Committee shall be responsible for the administration of the Plan. The Compensation Committee, or other committee appointed to administer the Plan, shall consist of not less than two Directors of the Company who are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, “outside directors” within the meaning of Code Section 162(m) and regulations thereunder, and “independent directors” as described in the NYSE’s Listed Company Manual, as each such rule or regulation is in effect from time to time. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to non-Employee Directors.

3.2.  Actions of the Committee.  A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

3.3.  Authority of the Committee.  The Committee is authorized to interpret the Plan and any Award Agreement issued under the Plan, the 1994 Omnibus Plan and the 1994 Directors Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons whomsoever. In addition, the Committee may prescribe, amend  and rescind

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such rules and regulations as may be necessary or appropriate to permit the participation of Participants in foreign jurisdictions (e.g., rules for the conversion of currency and compliance with applicable securities laws).

The Committee shall have the authority, subject to the express provisions of the Plan, in its discretion, (a) to determine the Employees, Directors and consultants to whom Awards shall be granted; (b) to determine the times when such Awards shall be granted, the size and type of Awards, the purchase price or exercise price of Awards, the period(s) during which such Awards shall be exercisable (whether in whole or in part), and the any other terms, restrictions and conditions applicable to Awards (which need not be identical); and (c) to amend or modify any outstanding Awards under the Plan, the 1994 Omnibus Plan and the 1994 Directors Plan, to the extent the terms of such Award are within the discretion of the Committee as provided under the Plan, the 1994 Omnibus Plan or the 1994 Directors Plan, as applicable, subject to Section 14.1. As permitted by law, the Committee may delegate any authority granted to it herein.

Notwithstanding the provisions hereof regarding the term of this Plan, all authority of the Board and the Committee with respect to Awards hereunder, including the authority to amend outstanding Awards, shall continue after the term of this Plan, so long as any Award remains outstanding.

ARTICLE IV
Stock Subject to Plan
4.1.   Number.  The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. Subject to adjustment as provided in Section 4.3, a total of Two Million Two Hundred Fifty Thousand (2,250,000) Shares shall be authorized for issuance or to be used for reference purposes pursuant to Awards granted under the Plan. Any Shares issued or used for reference purposes in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the Share limit described in the preceding sentence as three (3) Shares for every one Share issued in connection with such Award or by which the Award is valued by reference; and any Shares issued or used for reference purposes in connection with Awards of Options and Stock Appreciation Rights shall be counted against the Share limit described in the preceding sentence as one Share for every one Share issued in connection with such Award or by which the Award is valued by reference. In addition to the above aggregate limitation:

(a)    No Participant under this Plan shall be granted Options, Stock Appreciation Rights or other Awards in any 36-month period covering more than Seven Hundred Fifty Thousand (750,000) Shares.

(b)    No Participant under this Plan shall be granted a cash award in settlement of Performance Units in excess of Two Million Dollars ($2,000,000) in any 12 month period.

(c)    The maximum number of Shares that may be issued under the Plan as Incentive Stock Options is Two Million Two Hundred Fifty Thousand (2,250,000).

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4.2.  Lapsed Awards.  In the event any Awards granted under this Plan, or under the 1994 Omnibus Plan or the 1994 Directors Plan and outstanding on January 1, 2006, shall be forfeited, terminate, be canceled or expire, the number of Shares subject to such Award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter again be available for grant under the Plan; provided, however, that in the case of Awards other than Options and Stock Appreciation Rights, [three (3)] Shares shall thereafter again be available for grant under the Plan for every one Share issued in connection with such Award or by which the Award was valued by reference. In addition, if Shares are not delivered pursuant to a Stock Unit or Performance Unit Award or a SAR Award that is not related to an Option, because the Award is paid in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. However, Shares tendered or withheld for payment of an Option exercise price or for tax withholding, and Shares not issued upon settlement of a SAR in Stock will not increase the number of Shares available for grant under the Plan.

4.3.  Adjustment in Capitalization.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, extraordinary cash dividend, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number by rounding any fractional Share to the nearest whole Share.

4.4.    Replacement Awards.  In the event of any corporate transaction in which the Company or a Subsidiary acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, performance shares, performance units or restricted stock are then outstanding (the “acquired plan”), the Committee may, in its discretion, make Awards under this Plan to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number by rounding any fractional Share to the nearest whole Share. Options or SARs issued pursuant to this Section 4.4 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an acquired plan under this Section 4.4 shall not be counted against the number of Shares reserved under this Plan under Section 4.1. Any shares authorized and available for issuance under the acquired plan shall, subject to adjustment as described in Section 4.3, be available for use in making Awards under this Plan with respect to persons eligible under such acquired plan, by virtue of the Company’s assumption of such acquired plan, consistent with Rule 303A(8) of the NYSE Listed Company Manual.

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ARTICLE V
Duration of Plan

5.1.  Duration of Plan.  The Plan shall remain in effect, subject to the right of the Company’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 14.1, until all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after January 1, 2016. Any Awards granted under the Plan prior to January 1, 2016 shall continue in effect until they expire, terminate, are exercised or are paid in full.

ARTICLE VI
Stock Options

6.1.  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee in its sole discretion. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Article IV.

6.2. Limitations on Incentive Stock Options. To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under this Plan and any other plans of the Company) exceeds $100,000, such Options shall not be deemed Incentive Stock Options. Any ISOs that become exercisable in excess of such amount shall be deemed NQSOs to the extent of such excess. In determining which Options may be treated as NQSOs under the preceding sentence, Options will be taken into account in the order of their dates of grant. Nothing in this Section 6.2 of the Plan shall be deemed to prevent the grant of NQSOs in amounts which exceed the maximum on ISOs established by Code Section 422.

6.3.  Option Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Committee shall determine in its sole discretion; provided, however, that no cash dividends or dividend equivalents shall be paid or provided with respect to Options. The Award Agreement shall specify whether the Option is to be treated as an ISO within the meaning of Code Section 422. If such Option is not designated as an ISO, such Option shall be deemed a NQSO.

6.4.  Exercise Price.  Except as otherwise provided in Section 4.4 with respect to replacement Awards, no Option shall be granted pursuant to the Plan at an exercise price that is less than the Fair Market Value of the Stock on the date the Option is granted. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the exercise price of Incentive Stock Options shall be at least 110% of the Fair Market Value of Stock on the ISO’s grant date. Notwithstanding any other provision in the Plan to the contrary, an Option may not be amended

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or modified to reduce the exercise price after the Grant Date, and may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below that of the Option being surrendered or exchanged, except as otherwise provided in Section 4.3 with respect to an adjustment in capitalization, without approval of the Company’s shareholders.

6.5.  Duration of Options.  Each Option shall expire at such time or times as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than ten years from the date of its grant. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, no ISO shall be exercisable later than the fifth anniversary of the grant date.

6.6.  Exercise of Options.  Options granted under the Plan shall be exercisable at such time or times and in such manner, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that an Option shall not be exercisable prior to the first anniversary of the date on which the Option was granted, except (in the Committee’s discretion) in the case of death, Disability or a Change in Control.

6.7.  Payment.  The purchase price of Stock upon exercise of any Option shall be paid in full either (a) in cash, (b) in Stock valued at its Fair Market Value on the date of exercise, or (c) by a combination of (a) and (b), at the discretion of the Committee. The Committee, in its sole discretion, may also permit payment of the purchase price upon exercise of any Option to be made by having shares withheld from the total number of shares of common stock to be delivered upon exercise, or by such other method as the Committee shall permit. The proceeds from the payment of Option exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

6.8.  Termination of Service. The Committee shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the Option or Options following termination of his or her employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries. Such provisions shall be in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for cause or good reason, or reasons relating to the breach or threatened breach of restrictive covenants.

6.9.  Non-Transferability of Options.  No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Incentive Stock Options and, except as otherwise provided in the applicable Award Agreement, Nonqualified Stock Options, granted to a Participant under the Plan shall be exercisable only by such Participant during his or her lifetime. Notwithstanding the foregoing, the Committee may, in its sole discretion upon application of a Participant, permit the transfer of an Option to a family member or family trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

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ARTICLE VII
Stock Appreciation Rights

7.1.  Grant of Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, Stock Appreciation Rights may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee in its sole discretion. The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs. The Committee shall designate, at the time of grant, the grant price of a Non-Tandem SAR, which grant price shall be at least equal to the Fair Market Value of a Share on the grant date of the SAR, except as otherwise provided in Section 4.4 with respect to replacement awards. The grant price of Tandem SARs shall equal the Option Price of the related Option. Notwithstanding any other provision in the Plan to the contrary, an SAR may not be amended or modified to reduce the grant price after the Grant Date, and may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a grant price below that of the SAR being surrendered or exchanged, except as otherwise provided in Section 4.3 with respect to an adjustment in capitalization, without shareholder approval.

7.2.  SAR Award Agreement.  Each SAR shall be evidenced by an Award Agreement that shall specify the type of SAR granted, the SAR grant price, the duration of the SAR, the number of shares of Stock to which the Award pertains, and such other terms and conditions (which need not be identical among Participants) as the Committee shall determine in its sole discretion; provided, however, that no cash dividends or dividend equivalents shall be paid or provided with respect to SARs.

7.3.  Duration of SAR.  The term of an SAR granted under the Plan shall not exceed ten years. Notwithstanding the foregoing, a Tandem SAR shall have the same term as the Option to which it relates.

7.4.  Exercise of SARs.  SARs granted under the Plan shall be exercisable at such time or times and in such manner, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that a SAR shall not be exercisable prior to the first anniversary of the date on which the SAR was granted, except (in the Committee’s discretion) in the case of death, Disability or a Change in Control. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option exercise price of the ISO.

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7.5.  Payment of SAR Amount.  Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by (b) the number of shares with respect to which the SAR is exercised. Except as otherwise provided in the Award Agreement, payment for SARs may be made in cash or Stock, or deferred cash or Stock, or in a combination thereof, at the sole discretion of the Committee; provided, however, that any cash or deferred payment hereunder shall comply with the provisions of Code Section 409A and regulations thereunder. Payment shall be made in the manner and at the time designated by the Committee in the Award Agreement.

7.6.  Termination of Service.  The Committee shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the SARs following termination of his or her employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries. Such provisions shall be in the Committee’s discretion, need not be uniform among all SAR Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for cause or good reason, or reasons relating to the breach or threatened breach of restrictive covenants.

7.7.  Non-Transferability of SARs.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, except as otherwise provided in the Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable only by such Participant during his or her lifetime. Notwithstanding the foregoing, the Committee may, in its sole discretion upon application of a Participant, permit the transfer of a SAR to a family member or family trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

ARTICLE VIII
Restricted Stock and Stock Units

8.1.  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, Restricted Stock and/or Stock Units may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee in its sole discretion. The Company and each Participant to whom an award of Restricted Stock and/or Stock Units is granted shall execute an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock or the number of Stock Units granted, whether Stock Units shall be settled in cash or Stock, and such other provisions as the Committee shall determine.

     8.2.  Period of Restriction and Vesting Conditions.   Subject to Article X relating to the Performance-Based Exception, the Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock and/or Stock Units granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals as described in Section 9.1, time-based restrictions on vesting, which may or may not follow the attainment of the performance goals, sales restrictions under applicable

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shareholder agreements or similar agreements, and/or restrictions under applicable Federal or state securities laws. The Period of Restriction for Restricted Stock or Stock Units shall not be less than three (3) years, during which period incremental amounts of Restricted Stock and/or Stock Units may be released from restriction in accordance with the provisions of the Award Agreement; provided, however, that the Period of Restriction for Restricted Stock or Stock Unit Awards issued to newly hired Employees in order to replace forfeited awards granted by a prior employer, or issued as a form of payment of earned Performance Awards or other incentive compensation, shall not be less than one (1) year.

8.3.  Transferability.  Restricted Stock and/or Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, during the Period of Restriction, except as otherwise provided in the Award Agreement or by will or by the laws of descent and distribution. All rights with respect to Restricted Stock and/or Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant. Except as otherwise provided in the Plan or in any Award Agreement, Restricted Stock shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.4.  Voting Rights.  Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

8.5.  Dividends and Other Distributions.  Unless otherwise designated by the Committee, Participants holding Restricted Stock granted hereunder shall be credited with regular cash dividends declared by the Company with respect to the underlying Shares during the Period of Restriction. Any other distributions with respect to the underlying Shares shall be held (without provision for interest accrual) subject to the Period of Restriction applicable to the underlying Shares. The Committee may apply any restrictions to such dividends or other distributions as it deems appropriate.

Without limiting the generality of the preceding paragraph, if the grant or vesting of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Securities Exchange Act of 1934, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.6.  Termination of Service. The Committee shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain Restricted Stock following termination of his or her employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries, during the Period of Restriction. Such provisions shall be in the sole discretion of the Committee, need not be uniform among all Restricted Stock or Stock Unit Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons

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for such termination, including, but not limited to, termination for cause or good reason, or reasons relating to the breach or threatened breach of restrictive covenants.

8.7.  Form and Timing of Payment.  Except as otherwise provided in the Award Agreement, payment for Stock Units may be made in cash or Stock, or in deferred cash or Stock, or in a combination thereof, at the sole discretion of the Committee; provided, however, that any deferred payment hereunder shall comply with the provisions of Code Section 409A and regulations thereunder. Payment shall be made in the manner and at the time designated by the Committee in the Award Agreement.

ARTICLE IX
Performance Units and Performance Shares

9.1.  Grant of Performance Units or Performance Shares.  Subject to the terms and provisions of the Plan, Performance Units or Performance Shares may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee in its sole discretion. The Company and each Participant to whom an award of Performance Units or Performance Shares is granted shall execute an Award Agreement that shall specify the Period or Periods of Restriction, the number of Performance Units or Performance Shares granted, and such other provisions as the Committee shall determine in its sole discretion.

Subject to Article X relating to the Performance-Based Exception, the Committee may impose such other conditions and/or restrictions on any Performance Units or Performance Shares Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales restrictions under applicable shareholder agreements or similar agreements, and/or restrictions under applicable Federal or state securities laws. Performance criteria may include (among others), in the Committee’s sole discretion, revenue; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); operating income; pre- or after-tax income; cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels. Measurement of performance against goals may exclude, in the Committee’s sole discretion, the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, management’s discussion and analysis or other SEC filings.

9.2.  Value of Performance Units and Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each

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Performance Share shall have an initial value determined by reference to the Fair Market Value of a Share on the grant date. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and/or Performance Shares that will be paid out to the Participant. The time period during which the performance goals must be met shall be called a Period of Restriction or performance period and shall be determined by the Committee in its sole discretion; provided, however, that the Period of Restriction for a Performance Unit or Performance Share Award shall not be less than one year or longer than 5 years.

9.3.  Form and Timing of Payment.  Except as otherwise provided in the Award Agreement, payment for Performance Unit or Performance Share Awards may be made in cash or Stock, or in deferred cash or Stock, or in a combination thereof, at the sole discretion of the Committee; provided, however, that any payment hereunder shall comply with the provisions of Code Section 409A and regulations thereunder. Payment shall be made in the manner and at the time designated by the Committee in the Award Agreement. At the time of grant or shortly thereafter, the Committee, in its sole discretion and upon such terms as the Committee shall determine consistent with Code Section 409A, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit and/or Performance Share Award.

To the extent set forth in the Award Agreement, in the sole discretion of the Committee, Participants may be entitled to receive any regular cash dividends and other distributions declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares but not yet distributed to Participants. Such dividends or other distributions shall be subject to the terms and conditions similar to those set forth in Section 8.5.

9.4.  Termination of Service. The Committee shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to receive Performance Units and/or Performance Shares following termination of his or her employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries, during the Period of Restriction. Such provisions shall be in the discretion of the Committee, need not be uniform among all Performance Units and/or Performance Shares Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for cause or good reason, or reasons relating to the breach or threatened breach of restrictive covenants.

9.5.  Non-Transferability.  No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, until the termination of the applicable performance period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable only by such Participant during his or her lifetime.

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ARTICLE X
Performance Measures

10.1.  Permitted Performance Measures.  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article X, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the performance measurements set forth in Section 9.1, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company’s business; or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit under one or more of such measures.

The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the preestablished performance goals).

In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and, thus, which use performance measures other than those specified above.

10.2.  Compliance with Code Section 162(m). The Company intends that Options and SARs granted to Named Executive Officers and other Awards designated as Awards to Named Executive Officers shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 2.13, 8.1, 9.1 and similar or related provisions, including the definitions of Named Executive Officer and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Named Executive Officer with respect to a fiscal year that has not yet been completed, the term Named Executive Officer as used herein shall mean only a person designated by the Committee as likely to be a Named

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Executive Officer with respect to a specified fiscal year.  If any provision of the Plan or any Award Agreement relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

ARTICLE XI
Beneficiary Designation

11.1.  Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE XII
Rights and Obligations of Parties

12.1.  No Guarantee of Employment or Service Rights.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with the Company or any Subsidiary.

12.2.  Participation.  No Employee, Director or consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

12.3.  Right of Setoff.  The Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12.3.

12.4.  Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in

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writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

12.5.  Disqualifying Disposition Notification.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

12.6.  Forfeiture of Awards. The Committee may, in its sole discretion, include in any Award Agreement the requirement that the Award be subject to additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. Upon the occurrence of any forfeiture event specified by the Committee in the Award Agreement (a “Forfeiture Event”), except as otherwise provided by the Committee in the Award Agreement:

(a)  The unexercised portion of any Option, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(b)  The Participant will be obligated to repay to the Company upon demand, in cash, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or SAR or settlement of an Award that occurred within the period beginning twelve (12) months prior to the earlier of the Forfeiture event or the date of the Participant’s Termination of Service, and ending on the date of the Company’s demand.

For purposes hereof, the term “Award Gain” shall mean (A) with respect to a given Option exercise, the product of (X) the Fair Market Value per Share at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the Option exercise price times (Y) the number of Shares as to which the Option was exercised at that date, and (B) with respect to any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Shares paid or payable to the Participant less any cash or the Fair Market Value of any Shares or property (other than an Award or award that would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement, with actual earnings on such Award Gain through the date of payment of the Company’s demand hereunder.

12.7.  Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option or lapse of restrictions of any Award under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange on which the Stock is then listed and under any blue sky or state securities laws applicable to such shares. The Committee may legend any certificates for such stock to give appropriate notice of such restrictions.

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12.8.  Rights of Shareholder. No Participant shall have any rights as a shareholder of the Company with respect to any Award under the Plan, except as specifically otherwise provided in the Plan or the Award Agreement.

ARTICLE XIII
Change in Control

13.1.  In General.  Unless otherwise specified in a Participant’s Award Agreement at time of grant, except as provided in Section 13.2, or except to the extent specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, upon the occurrence of a Change in Control:

(a)  Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire then remaining term;

(b)  Any Period of Restriction and other restrictions imposed on Restricted Stock or Stock Units shall lapse; and

(c)  Awards of Performance Units and Performance Shares shall be converted to Restricted Stock, which shall vest over the then-remaining Period of Restriction (or upon earlier Termination of Service, death or Disability as provided in the Award Agreement). If 50% or more of the Period of Restriction has elapsed as of the date of the Change in Control, such conversion shall be based upon the value of the Performance Units and/or Performance Shares determined based upon actual performance to date; and if less than 50% of the Period of Restriction has elapsed as of the date of the Change in Control, such conversion shall be made based upon the target value of the Performance Units and/or Performance Shares.

13.2.  Exceptions.  Notwithstanding the foregoing provisions of Section 13.1, the Board, prior to a Change in Control, may determine that no Change in Control shall be deemed to have occurred or that some or all of the enhancements to the rights of Participants under outstanding Awards upon a Change in Control, as provided under Section 13.1 or the Award Agreement, shall not apply to specified Awards if, before or immediately upon the occurrence of the specified event that would otherwise constitute a Change in Control (the “Event”), both the Board of the Company prior to the Change in Control, and the Board of the Company (or any successor thereto) after the Change in Control reasonably conclude, in good faith, that Participants holding Awards affected by action of the Board under this Section 13.2 shall be protected by legally binding obligations of the Company because such Awards either shall remain outstanding following consummation of all transactions involved in or contemplated by such Change in Control or shall be assumed and adjusted by the surviving entity resulting from such transactions, and that changes in the terms of the Award resulting from such transactions will not materially impair the value of the Awards to the Participants or their opportunity for future appreciation in respect of such Awards.

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ARTICLE XIV
Amendment, Modification, and Termination of Plan

14.1.  Amendment, Modification, and Termination.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except as described in Sections 6.4 and 7.1; provided, however, that if shareholder approval of any amendment is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, such amendment shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action; and provided further, that no such Board action may materially and adversely affect the rights of any Participant under any outstanding Award without the consent of such Participant. The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

14.2.  Awards Previously Granted.  The Committee may amend or modify any Award Agreement issued under the Plan or under the 1994 Omnibus Plan or 1994 Directors Plan solely to the extent provided in such Award Agreement. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan or under the 1994 Omnibus Plan or 1994 Directors Plan, without the written consent of the Participant holding such Award.

ARTICLE XV
Tax Withholding

15.1.  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

15.2.  Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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ARTICLE XVI
Indemnification

16.1.  Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE XVII
Requirements of Law

17.1.  Requirements of Law.  The granting of Awards and the issuance of Stock in connection with any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.2.  Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.

17.3.  Securities Law Compliance.  With respect to “insiders,” transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. An “insider” includes any individual who is, on the relevant date, an officer, Director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

17.4.  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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ARTICLE XVIII
Miscellaneous

18.1.  Funding of Plan. Except in the case of Awards of Restricted Stock, the Plan shall be unfunded. The Company shall not be required to segregate any of its assets to assure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interest of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

18.2.  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

18.3.  Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.4.  Gender and Number; Headings.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

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APPENDIX B

Amended
December 2, 2005

UNISOURCE ENERGY CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

1.	COMPOSITION

The Audit Committee of the Board of Directors (the “Committee”) consists of no fewer than three independent Directors appointed annually by the Board. Directors eligible to serve on the Committee shall be determined in accordance with the NYSE Listed Company Manual, Corporate Governance Standards for Audit Committees and the Sarbanes-Oxley Act of 2002. The Board shall designate one of the Committee members as Chairman of the Committee. Each member of the Committee shall be financially literate, and at least one member shall have accounting or financial management expertise.

2.	APPOINTMENT AND REMOVAL OF COMMITTEE MEMBERS
All members of the Committee shall be appointed and/or removed by the Board of Directors.

3.	MEETINGS

The Committee will hold at least four regular meetings each year, and such additional meetings as it may deem necessary. Additional meetings will be called by the Chairman of the Committee. The agendas for the regular meetings shall include all items necessary to complete the duties of the Committee as set forth herein. In addition to the Committee members and the Secretary, the Chairman of the Board, Chief Executive Officer and other members of management, internal audit and representatives of the independent auditors may attend as appropriate.

4.	RULES OF PROCEDURE
The Committee will determine its own rules of procedure with respect to how its meetings are to be called, as well as the place and time.

5.	COMPENSATION

Each member will be paid such fees as may be established from time to time by the Board for service on the Committee, and will be reimbursed for travel expenses incurred by attendance at meetings. Directors’ fees are the only compensation an Audit Committee member may receive from the Company.

6.	COMMITTEE SECRETARY

The Secretary of the Committee will be the Corporate Secretary of the Company (or such other representative of management as the Committee may designate) and not be a member of the Committee. The Secretary will attend all meetings and maintain minutes, advise members of all meetings called, arrange with the Chairman or other convening authority for preparation and distribution of the agenda for each meeting, and carry out other functions as may be assigned from time to time by the Committee. At such meetings where attendance by a Company representative is not appropriate, the Chairman shall act as

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secretary of the meeting or appoint another member of the Committee to act as secretary of such meetings.

7.	QUORUM
A majority of the total membership of the Committee will constitute a quorum.

8.	COMMITTEE PURPOSE
The Audit Committee is appointed by the Board to assist with Board oversight of

(1)	the integrity of the Company’s financial statements

(2)	the Company’s compliance with legal and regulatory requirements, except those handled by the Environmental, Safety & Security Committee

(3)	the independent auditor’s qualifications and independence, and,

(4)	the performance of the Company’s internal audit function and independent auditors.

The Audit Committee must also prepare the report that SEC rules require be included in the Company’s annual proxy statement.

9.	SPECIFIC DUTIES OF THE COMMITTEE

Independent Audit:

(1)	Sole authority to appoint, retain and terminate the Company’s independent auditor.

(2)	Sole authority to approve all audit engagement fees and terms, as well as all significant, non-audit engagements (in accordance with SEC) with the independent auditors.

(3)	Annually obtain and review a report from the independent auditors delineating all relationships between the auditor and the Company (to assess the auditors’ independence).

(4)	Review the experience and qualifications of the lead partner of the independent auditor.

(5)	Ensure the rotation of the audit partner(s) as required by law.

(6)
At least annually, obtain and review a report from the independent auditors describing the firm’s internal quality control process, including any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental, regulatory or professional authorities within the past five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(7)	Review the results of each independent audit, including any qualifications in the independent auditor’s opinion, and deficiencies identified by the independent auditor in connection with the audit.

(8)
Review the annual audited financial statements with management and the independent auditor, including management’s discussion and analysis, major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal

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controls. Recommend to the Board, based on such review and discussion, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

(9)
Annually review an analysis prepared by management and the independent auditor of significant financial reporting issues, quality of financial reporting, and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements. Review the procedures employed by the Company in preparing published financial statements and related management commentaries.

(10)
Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including management’s discussion and analysis and the results of the independent auditors’ review of the quarterly financial statements (SAS 90). Note: This can be performed by a member of the Audit Committee.

(11)	Discuss annually with the independent auditor the required communications contained within Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(12)	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

(13)	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Internal Audit:

(14)	Review the appointment, replacement, reassignment or dismissal of the Company’s General Auditor.

(15)	Review and approve the internal audit department charter, annual audit plan and the audit methodology.

(16)	Review management and General Auditor reports submitted to the Committee that are material to the Company as a whole, and management’s response to those reports.

(17)	Annually review the General Auditor’s Summary of Officer’s Annual Travel and Entertainment expense schedule. Include in this review a discussion of perquisites.

Miscellaneous:

(18)	Review earnings press release as well as financial information and earnings guidance provided to analysts and ratings agencies.

(19)	Review quarterly updates from management on material litigation.

(20)	Periodically review with management and the Finance Committee, the Company’s policies on major financial risk exposure, and the measures taken to reduce such risk.

(21)	Annually review the Company’s Corporate Code of Conduct and compliance therewith.

(22)	Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

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(23)	Establish guidelines for the Company’s hiring of employees or former employees of the independent auditor.

(24)	Annually review this Audit Committee Charter and make any necessary changes.

(25)	Annually perform an evaluation of the Committee, its members, functions and performance.

(26)
Review disclosures made by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

10.	EXECUTIVE SESSION
Meet quarterly with management, the General Auditor and the independent auditor in separate executive sessions.

11.	RESPONSIBILITIES OF THE CHAIRMAN

The Chairman of the Committee will present the Committee’s recommendations to the Board for its approval and periodically provide the Board, for its information, with a summary of the Committee’s determinations and approvals. Additionally, set the annual compensation for the General Auditor in conjunction with the Company’s Chief Executive Officer.

12.	RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER
The Chief Executive Officer of the Company will advise and make recommendations to the Committee and, in the normal course, attend all meetings of the Committee.

13.	OTHER AUTHORITY

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee has full discretion to meet with individuals within or outside the Company.

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FORM OF PROXY CARD

YOUR VOTE IS IMPORTANT VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY - 7 DAYS A WEEK

INTERNET https://www.proxyvotenow.com/uns • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	TELEPHONE 1-866-358-4695 • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	MAIL • Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

You can vote your shares by telephone, the Internet, mail or in person at the Annual Shareholders’ Meeting. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone, there is no need to mail your proxy card.

For Shareholders who have elected to receive UniSource Energy’s Proxy Statement and Annual Report electronically you can now view the 2006 Annual Meeting materials on the Internet by pointing your browser to www.UNS.com

1-866-358-4695
CALL TOLL-FREE TO VOTE
THE INTERNET AND TELEPHONE VOTING FACILITIES WILL BE AVAILABLE UNTIL 5:00 P.M. E.S.T. ON THURSDAY, MAY 4, 2006.

☐     ‚ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE TELEPHONE OR INTERNET. ‚

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.	☒ Votes MUST be indicated (x) in Black or Blue Ink.

The Board of Directors Recommends a vote “FOR” the following proposals:

1.	Election of Directors

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.	☐
Nominees:  01 - James S. Pignatelli, 02 - Lawrence J. Aldrich, 03 - Barbara Baumann, 04 - Larry W. Bickle, 05 - Elizabeth T. Bilby, 06 - Harold W. Burlingame, 07 - John L. Carter, 08 - Robert A. Elliott, 09 - Daniel W.L. Fessler, 10 - Kenneth Handy, 11 - Warren Y. Jobe, 12 - Joaquin Ruiz
						To change your address, please mark this box.	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).						To include any comments, please mark this box.	☐
*Exceptions

2.	UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan

FOR☐ AGAINST☐ ABSTAIN☐	SCAN LINE

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants in common or as community property, both should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt is hereby acknowledged of Notice of Annual Meeting, Proxy Statement and the 2005 Annual Report.

	Date Shareholder sign here	Co-Owner sign here

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Doubletree Hotel
445 South Alvernon Way
Tucson, AZ
(520) 881-4200

Transportation
From Tucson International Airport

Shuttle Service
Arizona Stagecoach
Call 520-889-1000

Automobile - Interstate 10 to
Alvernon Way Exit

DEAR SHAREHOLDERS:

If you previously elected to view the UniSource Energy Corporation Proxy Statements and Annual Reports over the Internet instead of receiving copies in the mail, you can now access the Proxy Statement for the 2006 Annual Shareholders’ Meeting and the 2005 Annual Report on the Internet through the following address: www.UNS.com. You can vote your shares by telephone, the Internet, mail or in person at the Annual Shareholders’ Meeting. See the Proxy Statement and the enclosed proxy card for further information about voting procedures.

If you would like a paper copy of the Proxy Statement and Annual Report, UniSource Energy will provide a copy to you upon request. To obtain a copy of these documents, please call 520-745-3349.

This Proxy is Solicited on Behalf of the Board of Directors of the Company for the
Annual Shareholders’ Meeting to be held Friday, May 5, 2005.
P R O X Y

The undersigned hereby appoints James S. Pignatelli and Kevin P. Larson, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Shareholders’ Meeting scheduled to be held at the Doubletree Hotel, 445 South Alvernon Way, Tucson, Arizona, on Friday, May 5, 2006, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted“FOR”Proposals 1 and 2.

(Continued, and to be dated and signed on reverse side.)

UNISOURCE ENERGY CORPORATION
C/O THE BANK OF NEW YORK
P.O. BOX 11030
NEW YORK, N.Y. 10203-0030

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